As filed with the Securities and Exchange Commission on August 15, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PERRIGO COMPANY PLC

(Exact name of registrant as specified in its charter)

and the other Guarantor Registrants Listed in the Table of Additional Registrant Guarantors Below

Ireland	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Treasury Building

Lower Grand Canal Street

Dublin 2

Ireland

+353 1 7094002

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Todd W. Kingma

Executive Vice President, General Counsel and Company Secretary

Perrigo Company plc

515 Eastern Avenue

Allegan, Michigan 49010

Telephone: (269) 686-1941

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart H. Gelfond, Esq.

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

212-859-8000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
1.30% Senior Notes due 2016	$500,000,000	100%	$500,000,000	$64,400
Guarantees of 1.30% Senior Notes due 2016(2)	—	—	—	(2)
2.30% Senior Notes due 2018	$600,000,000	100%	$600,000,000	$77,280
Guarantees of 2.30% Senior Notes due 2018(2)	—	—	—	(2)
4.00% Senior Notes due 2023	$800,000,000	100%	$800,000,000	$103,040
Guarantees of 4.00% Senior Notes due 2023(2)	—	—	—	(2)
5.30% Senior Notes due 2043	$400,000,000	100%	$400,000,000	$51,520
Guarantees of 5.30% Senior Notes due 2043(2)	—	—	—	(2)
Total Registration Fee	—	—	—	$296,240

(1)	Calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, or the “Securities Act.”
(2)	No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) of the Securities Act.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Habsont	Ireland	98-1143888
Perrigo Company	Michigan	38-2799573
L. Perrigo Company	Michigan	38-0920980
PBM Nutritionals, LLC	Delaware	20-1781050
PBM Products, LLC	Delaware	22-3499315
PBM International Holdings, LLC	Delaware	20-3220989
PBM Foods, LLC	Delaware	54-2090916
PBM China Holdings, LLC	Delaware	20-3777774
Paddock Laboratories, LLC	Delaware	27-5064915
Perrigo New York, Inc.	Delaware	13-3785453
Sergeant’s Pet Care Products, Inc.	Michigan	46-0970417
Velcera, Inc.	Delaware	20-3327015
FidoPharmBrands, LLC	Delaware	45-4116768
FidoPharm, Inc.	Delaware	26-4372483
Meridian Animal Health, LLC	Nevada	26-1878136
Perrigo Company of South Carolina, Inc.	Michigan	58-1564758
Perrigo International, Inc.	Michigan	38-3144353
Perrigo API USA, Inc.	Delaware	06-1594919
Perrigo Diabetes Care, LLC	Delaware	45-4047338
Perrigo Pharmaceuticals Company	Michigan	20-0240361
Perrigo Florida, Inc.	Florida	65-0336176
SPC Trademarks, LLC	Texas	03-0416478
Pet Logic, L.L.C.	Delaware	00-0000000
LoradoChem, Inc.	Colorado	20-0912038
Perrigo Sourcing Solutions, Inc.	Michigan	27-0717739
Perrigo Sales Corporation	Michigan	38-3233149
Perrigo Research & Development Company	Michigan	82-0541583
P2C, Inc.	Michigan	30-0754547
Perrigo Company of Tennessee Inc.	Tennessee	62-0634170
Cobrek Pharmaceuticals, Inc.	Delaware	26-2609916
PBM Holdings, LLC	Delaware	52-2196322
PBM Canada Holdings, LLC	Delaware	20-3220996
Elan Corporation Limited	Ireland	98-0487435
Elan Holdings Limited	Ireland	98-0112748
Elan Pharma International Limited	Ireland	98-0551187
Elan Regulatory Holdings Limited	Ireland	00-0000000
Elan Science Five Limited	Ireland	00-0000000
Keavy Finance Limited	Ireland	00-0000000
The Institute of Biopharmaceutics Limited	Ireland	00-0000000

(1)	The address for each of the additional registrant guarantors is c/o Perrigo Company plc, Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2014

PROSPECTUS

Perrigo Company plc

Exchange Offer for

$500,000,000 1.30% Senior Notes due 2016

$600,000,000 2.30% Senior Notes due 2018

$800,000,000 4.00% Senior Notes due 2023

$400,000,000 5.30% Senior Notes due 2043

Perrigo Company plc, a public limited company incorporated under the laws of Ireland, or the “Issuer”, is offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, $500,000,000 of its outstanding 1.30% Senior Notes due 2016, $600,000,000 of its outstanding 2.30% Senior Notes due 2018, $800,000,000 of its outstanding 4.00% Senior Notes due 2023 and $400,000,000 of its outstanding 5.30% Senior Notes due 2043, which were issued on November 8, 2013 and which are collectively referred to herein as the initial notes, for a like aggregate amount of the Issuer’s registered 1.30% Senior Notes due 2016, 2.30% Senior Notes due 2018, 4.00% Senior Notes due 2023 and 5.30% Senior Notes due 2043, which are collectively referred to herein as the exchange notes. The exchange notes will be issued under an indenture dated as of November 8, 2013.

Terms of the exchange offer

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2014, unless we extend it.

If all the conditions to this exchange offer are satisfied, the Issuer will exchange all of the initial notes that are validly tendered and not validly withdrawn for the exchange notes.

You may withdraw your tender of initial notes at any time before the expiration of this exchange offer.

The exchange notes that the Issuer will issue you in exchange for your initial notes will be substantially identical to your initial notes except that, unlike your initial notes, the exchange notes will have no transfer restrictions or registration rights.

The exchange notes that the Issuer will issue you in exchange for your initial notes are new securities with no established market for trading.

The initial notes are listed on the Irish Stock Exchange. The Issuer intends to apply to the Irish Stock Exchange for the exchange notes to be admitted to the Official List and to trading on its Global Exchange Market. There can be no assurance that the exchange notes will be admitted to listing or trading.

Before participating in this exchange offer, please refer to the section in this prospectus entitled “Risk Factors” commencing on page 8.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that we will make this propectus available to any broker-dealer for use in connection with any such resale until the earlier of 180 days after the closing of this exchange offer or the date on which each such broker-dealer has resold all of the new exchange notes acquired by it in this exchange offer. See “Plan of Distribution.”

The date of this prospectus is                     , 2014.

Nothing contained in or incorporated by reference into this prospectus is, or shall be relied upon as, a promise or representation as to past or future performance.

In making a decision whether to participate in the exchange offer, you must rely on your own examination of the Issuer and the terms of the exchange offer and the exchange notes, including the merits and risks involved. You should not consider any information in or incorporated by reference into this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding participation in the exchange offer and an investment in the exchange notes.

The Issuer makes no representation or warranty, express or implied, as to the accuracy or completeness of the information obtained from third party sources set forth herein or incorporated by reference into this prospectus, and nothing contained in this prospectus or incorporated by reference herein is, or shall be relied upon as, a promise or representation, whether as to past or future performance and may be filed as exhibits to the Issuer’s public filings.

This offer may be withdrawn at any time prior to the closing of the offering, and the offering is subject to the terms of this prospectus.

Laws in certain jurisdictions may restrict the distribution of this prospectus and the offer and sale or exchange of the exchange notes. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the exchange notes and must obtain any consent, approval or permission required for your purchase, offer or sale of the exchange notes under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales, and the Issuer shall have no responsibility therefor.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in the documents incorporated herein are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology.

Please see Item 1A of the Form 10-K of the Issuer for the year ended June 28, 2014 for a discussion of certain important risk factors that relate to forward-looking statements contained in or incorporated by reference into this prospectus. The Issuer has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Issuer believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Issuer’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this prospectus are made only as of the date hereof or as of the date of the document incorporated by reference, and unless otherwise required by applicable securities laws, the Issuer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ii

PROSPECTUS SUMMARY

This summary provides an overview of selected information and does not contain all the information you should consider. Before making a decision to participate in this exchange offer, you should carefully read the following summary together with the more detailed information appearing elsewhere in this prospectus, as well as the financial statements and related notes thereto and other information included in or incorporated by reference into this prospectus.

Unless otherwise indicated or as the context otherwise requires, in this prospectus:, (i) the “Issuer” refers to Perrigo Company plc, a public limited company incorporated under the laws of Ireland, the issuer of the notes; (ii) the “Predecessor” refers to Perrigo Company, a Michigan corporation; and (iii) the “Company,” “Perrigo,” the “Successor,” “we,” “us” and “our” refer to the Issuer and its consolidated subsidiaries.

The term “initial notes” refers to the 1.30% Senior Notes due 2016, 2.30% Senior Notes due 2018, 4.00% Senior Notes Due 2023 and 5.30% Senior Notes due 2043 that were issued on November 8, 2013 in a private offering. The term “exchange notes” refers to the 1.30% Senior Notes due 2016, 2.30% Senior Notes due 2018, 4.00% Senior Notes Due 2023 and 5.30% Senior Notes due 2043 offered with this prospectus. The term “notes” refers to the initial notes and the exchange notes, collectively. The exchange notes will be issued under an indenture dated as of November 8, 2013.

The Company

Perrigo Company plc (formerly known as Perrigo Company Limited, and prior thereto, Blisfont Limited), was incorporated under the laws of Ireland on June 28, 2013, and became the successor registrant of Perrigo Company on December 18, 2013 in connection with the consummation of the acquisition of Elan Corporation, plc (“Elan”), which is discussed further below. From its beginnings as a packager of home remedies in 1887, Perrigo has grown to become a leading global healthcare supplier. Perrigo develops, manufactures and distributes over-the-counter (“OTC”) and generic prescription (“Rx”) pharmaceuticals, nutritional products and active pharmaceutical ingredients (“API”), and has a specialty sciences business comprised of assets focused predominantly on the treatment of Multiple Sclerosis (Tysabri®). The Company is the world’s largest manufacturer of OTC healthcare products for the store brand market. Perrigo’s mission is to offer uncompromised “Quality Affordable Healthcare Products®”, and it does so across a wide variety of product categories primarily in the United States, United Kingdom, Mexico, Israel and Australia, as well as many other key markets worldwide, including Canada, China and Latin America.

The Company operates through several wholly owned subsidiaries. In the United States, its operations are conducted primarily through L. Perrigo Company, Perrigo Company of South Carolina, Inc., Perrigo New York, Inc., PBM Products, LLC, PBM Nutritionals, LLC, Paddock Laboratories, LLC, Perrigo Diabetes Care, LLC, Sergeant’s Pet Care Products, Inc. and Fidopharm, Inc. Outside the United States, its operations are conducted primarily through Elan Pharma International Limited, Perrigo Israel Pharmaceuticals Ltd., Perrigo API Ltd., Quimica y Farmacia S.A. de C.V., Laboratorios Diba, S.A., Wrafton Laboratories Limited, Galpharm Healthcare Ltd., Orion Laboratories Pty Ltd and Rosemont Pharmaceuticals Ltd. As used herein, references to the “Company” mean Perrigo Company plc, its subsidiaries and all predecessors of Perrigo Company plc and its subsidiaries.

Corporate Information

Our principal executive offices are located at Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland, and our telephone number at that address is +353 1 7094002. Our corporate website address is http://www.perrigo.com. The content of our website is not incorporated in, or otherwise to be regarded as part of, this prospectus.

Perrigo Company plc is a holding company, and substantially all of our operations are conducted by wholly-owned subsidiaries.

Summary of the Exchange Offer

The following summary contains basic information about the exchange offer and the exchange notes. It does not contain all the information that is important to you. For a more complete understanding of the exchange notes, please refer to the sections of this prospectus entitled “The Exchange Offer” and “Description of Exchange Notes.” In this subsection, “we”, “us” and “our” refer only to Perrigo Company plc, a public limited company incorporated under the laws of Ireland, as the issuer of the notes, exclusive of our subsidiaries.

Exchange Offer	We are offering to exchange up to $2,300,000,000 aggregate principal amount of our exchange notes for a like aggregate principal amount of our initial notes.

In order to exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are validly tendered and not validly withdrawn.

Expiration Date	This exchange offer will expire at 5:00 p.m., New York City time, on , 2014, unless we decide to extend it.

Conditions to the Exchange Offer	The only condition to completing the exchange offer is that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the SEC. Please refer to the section in this prospectus entitled “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Initial Notes	To participate in this exchange offer, you must complete, sign and date the letter of transmittal or its facsimile and transmit it, together with your initial notes to be exchanged and all other documents required by the letter of transmittal, to Wells Fargo Bank, National Association, as exchange agent, at its address indicated under “The Exchange Offer—Exchange Agent.” In the alternative, you can tender your initial notes by book-entry delivery following the procedures described in this prospectus. For more information on tendering your initial notes, please refer to the section in this prospectus entitled “The Exchange Offer—Procedures for Tendering Initial Notes.”

Special Procedures for Beneficial Owners	If you are a beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial notes in the exchange offer, you should contact the registered holder promptly and instruct that person to tender on your behalf.

Guaranteed Delivery Procedures	If you wish to tender your initial notes and you cannot get the required documents to the exchange agent on time, you may tender your notes by using the guaranteed delivery procedures described under the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering Initial Notes—Guaranteed Delivery Procedure.”

Withdrawal Rights	You may withdraw the tender of your initial notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under “The Exchange Offer—Exchange Agent” before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of Initial Notes and Delivery of Exchange Notes	If all the conditions to the completion of this exchange offer are satisfied, we will accept any and all initial notes that are properly tendered in this exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any initial note that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the exchange notes to you promptly after the expiration date and acceptance of your initial notes for exchange. Please refer to the section in this prospectus entitled “The Exchange Offer—Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes.”

Material United States Federal Income Tax Consequences	The exchange of initial notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “Material United States Federal Income Tax Consequences”.

Exchange Agent	Wells Fargo Bank, National Association is serving as exchange agent in the exchange offer.

Fees and Expenses	We will pay all expenses related to this exchange offer. Please refer to the section of this prospectus entitled “The Exchange Offer—Fees and Expenses.”

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes. We are making this exchange offer solely to satisfy certain of our obligations under our registration rights agreement entered into in connection with the offering of the initial notes.

Consequences to Holders Who Do Not Participate in the Exchange Offer

Any initial notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer set forth in the initial notes and the indenture. Since the initial notes have not been registered under the federal securities laws, they may bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon completion of the Exchange Offer, we will have no further obligation to register, and currently we do not anticipate that we will register, the initial notes under the Securities Act except in limited circumstances with respect to specific types of holders of initial notes. Please refer to the section of this prospectus entitled “The Exchange Offer—Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences.”

Resales	It may be possible for you to resell the notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to the conditions described under “Plan of Distribution.”

To tender your initial notes in this exchange offer and resell the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, you must make the following representations:

•	you are authorized to tender the initial notes and to acquire exchange notes, and that we will acquire good and unencumbered title thereto;

•	the exchange notes acquired by you are being acquired in the ordinary course of business;

•	you have no arrangement or understanding with any person to participate in a distribution of the exchange notes and are not participating in, and do not intend to participate in, the distribution of such exchange notes;

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours, or you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are not a broker-dealer, you are not engaging in, and do not intend to engage in, a distribution of exchange notes; and

•	if you are a broker-dealer, initial notes to be exchanged were acquired by you as a result of market-making or other trading activities and you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

Please refer to the sections of this prospectus entitled “The Exchange Offer—Procedures for Tendering Initial Notes—Proper Execution and Delivery of Letters of Transmittal,” “Risk Factors—Risks Related to the Exchange Offer—Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes” and “Plan of Distribution.”

Summary of Terms of the Exchange Notes

The summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Issuer	Perrigo Company plc, a public limited company incorporated under the laws of Ireland.

Securities	$500,000,000 principal amount of 1.30% Senior Notes due 2016 (the “2016 Notes”),

$600,000,000 principal amount of 2.30% Senior Notes due 2018 (the “2018 Notes”),

$800,000,000 principal amount of 4.00% Senior Notes due 2023 (the “2023 Notes”), and

$400,000,000 principal amount of 5.30% Senior Notes due 2043 (the “2043 Notes”).

Maturity Dates	The 2016 Notes will mature on November 8, 2016,

the 2018 Notes will mature on November 8, 2018,

the 2023 Notes will mature on November 15, 2023, and

the 2043 Notes will mature on November 15, 2043.

Interest Payment Dates	Interest on the 2016 Notes will be payable in cash semi-annually on April 24 and October 24 of each year and will accrue at a rate of 1.30% per annum,

interest on the 2018 Notes will be payable in cash semi-annually on April 24 and October 24 of each year and will accrue at a rate of 2.30% per annum,

interest on the 2023 Notes will be payable in cash semi-annually on May 15 and November 15 of each year and will accrue at a rate of 4.00% per annum, and interest on the 2043 Notes will be payable in cash semi-annually on May 15 and November 15 of each year and will accrue at a rate of 5.30% per annum,

Guarantees

The exchange notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company’s subsidiaries that guarantee the $1.0 billion Term Loan Agreement, dated September 6, 2013 (the “Term Loan”) and $600.0 million Revolving Credit Agreement, dated September 6, 2013 (the “Revolver”) with Barclays Bank PLC as Administration Agent, HSBC Bank USA, N.A. as Syndication Agent,

Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. as Documentation Agents and certain other participant banks (together, the “Permanent Credit Facilities”).

Any guarantee of the exchange notes by a Guarantor shall provide by its terms that it shall be automatically, permanently and unconditionally released and discharged, upon among other reasons, the release or discharge of the guarantee by such Guarantor of indebtedness under the Permanent Credit Facilities.

Ranking	The exchange notes and guarantees will constitute our and the Guarantors’ unsecured senior obligations and will:

•	rank equally with all of our and the Guarantors’ existing and future unsecured, unsubordinated indebtedness;

•	be effectively subordinated to any of our and the Guarantors’ existing and future secured obligations;

•	be senior in right of payment to any of our and the Guarantors’ obligations that are by their terms expressly subordinated or junior in right of payment to the exchange notes and the guarantees; and

•	will be structurally subordinated to the existing and future obligations of our subsidiaries that do not guarantee the exchange notes.

As of June 28, 2014, we had $3,234 million of indebtedness on a consolidated basis, including the exchange notes. As of June 28, 2014, our direct and indirect subsidiaries that do not guarantee the exchange notes had outstanding indebtedness of approximately $7 million (excluding trade payables) and all of the indebtedness of such subsidiaries would have been structurally senior to the exchange notes.

Optional Redemption	We may redeem the exchange notes of any series, in whole or in part, at any time or from time to time at the applicable make-whole premium redemption price as described under “Description of the Exchange Notes—Optional Redemption.” In addition, the Issuer may redeem all or part of the 2023 Notes on or after August 15, 2023 (three months prior to their maturity date) and the 2043 Notes on or after May 15, 2043 (six months prior to their maturity date), in each case, at a redemption price equal to 100% of the aggregate principal amount of the exchange notes of the applicable series being redeemed plus, in each case, accrued and unpaid interest.

Change of Control	Upon the occurrence of a “change of control triggering event” (as defined below) with respect to the exchange notes, unless we have exercised our option to redeem the exchange notes by notifying the holders to that effect, we will be required to offer to repurchase such exchange notes at the price described in this offering memorandum. See “Description of the Exchange Notes—Change of Control Offer.”

No Prior Market	The exchange notes will constitute a new issue of securities with no established trading market. The Issuer does not intend to list the exchange notes on any national securities exchange or automated quotation system. Accordingly, we cannot assure you that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time. Accordingly, you may have to bear the financial risks of investing in the exchange notes for an indefinite period of time. The Issuer does not intend to apply for a listing of the exchange notes on any securities exchange or automated dealer quotation system. See “Plan of Distribution.”

Use of Proceeds	The issuer will not receive any proceeds from the issuance of the exchange notes pursuant to the Exchange Offer. The Issuer will pay all of its expenses incident to the Exchange Offer. See “Use of Proceeds.”

Risk Factors	You should consider carefully the information set forth in the section entitled “Risk Factors” and all other information contained in or incorporated by reference into this prospectus before deciding to participate in the exchange offer.

Authorized Denomination	Minimum denominations of $200,000 and integral multiples of $1,000 in excess of $200,000.

Trustee	Wells Fargo Bank, National Association

Governing Law	New York

RISK FACTORS

Before making a decision to participate in the exchange offer, you should carefully consider the following risk factors described below and all of the information included in or incorporated by reference into this prospectus. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus. The risks associated with our business can be found in our Annual Report on Form 10-K for the fiscal year ended June 28, 2014, which is incorporated by reference into this prospectus. See “Incorporation of Certain Documents by Reference.”

Risks Related to the Exchange Offer

If you fail to exchange your initial notes for exchange notes, you will continue to hold notes subject to transfer restrictions.

We will not accept your initial notes for exchange notes if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after timely receipt of your initial notes, a properly completed and duly executed letter of transmittal and all other required documents or if you comply with the guaranteed delivery procedures for tendering your initial notes. Therefore, if you want to tender your initial notes, please allow sufficient time to ensure timely delivery. If we do not receive your initial notes, letter of transmittal, and all other required documents by the expiration date of the exchange offer, or you do not otherwise comply with the guaranteed delivery procedures for tendering your initial notes, we will not accept your initial notes for exchange. Neither we nor the exchange agent is required to notify you of defects or irregularities with respect to the tenders of initial notes for exchange. If there are defects or irregularities with respect to your tender of initial notes, we will not accept your initial notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

If you do not exchange your initial notes for new exchange notes in this exchange offer, the initial notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the initial notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the initial notes form resale under the Securities Act. If you continue to hold any initial notes after this exchange offer is completed, you may have trouble selling them because of these restrictions on transfer.

The issuance of the exchange notes may adversely affect the market for the initial notes.

To the extent the initial notes are tendered and accepted in the exchange offer, the trading market for the untendered, and tendered but unaccepted, initial notes could be adversely affected. Because we anticipate that most holders of the initial notes will elect to exchange their initial notes for exchange notes due to the absence of restrictions on the resale of exchange notes under the Securities Act, we anticipate that the liquidity of the market for any initial notes remaining after the completion of this exchange offer may be substantially limited. Please refer to the section in this prospectus entitled “The Exchange Offer—Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences.”

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability.

Risks Related to the Exchange Notes

The Issuer’s indebtedness and debt service obligations could adversely affect its business.

The Issuer’s indebtedness as of June 28, 2014, was approximately $3,234 million.

The degree to which the Issuer is leveraged could have important consequences to the Issuer, including, but not limited to:

•	increasing the Issuer’s vulnerability to, and reducing its flexibility to respond to, general adverse economic and industry conditions;

•	requiring the dedication of a substantial portion of the Issuer’s cash flow from operations to the payment of principal of, and interest on, indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, acquisitions, joint ventures, product research and development or other general corporate purposes;

•	limiting the Issuer’s flexibility in planning for, or reacting to, changes in the Issuer’s business and the competitive environment and the industry in which the Issuer operates;

•	placing the Issuer at a competitive disadvantage as compared to its competitors, to the extent that they are not as highly leveraged; and

•	limiting the Issuer’s ability to borrow additional funds and increasing the cost of any such borrowing.

The Issuer and its subsidiaries may incur significantly more indebtedness, which could further increase the risks associated with their indebtedness and affect their credit ratings.

The Issuer and its subsidiaries may be able to incur significant additional indebtedness in the future. The indenture does not contain significant restrictions on the ability of the Issuer and its subsidiaries to incur additional indebtedness, and subject to compliance with applicable financial covenants in the Permanent Credit Facilities, the Issuer and its subsidiaries will be permitted to incur additional indebtedness and such additional indebtedness could be substantial. If new indebtedness is added to the debt levels of the Issuer and its subsidiaries, the related risks would be increased, and the Issuer and its subsidiaries may not be able to meet all of their debt obligations, including repayment of the exchange notes, in whole or in part.

The incurrence of additional indebtedness could also affect the Issuer’s credit ratings. Credit ratings are continually revised. Any downgrade in the Issuer’s credit rating could adversely affect the trading price of the exchange notes or the trading markets for the exchange notes to the extent trading markets for the exchange notes develop.

Claims of holders will be structurally subordinated to claims of creditors of subsidiaries of the Issuer that do not guarantee the exchange notes and the exchange notes will not have the benefit of any guarantees following the occurrence of the Guarantor Release Date.

The exchange notes will rank equally in right of payment with the Issuer’s and the Guarantors’ existing and future senior indebtedness and will rank senior to all of the Issuer’s and the Guarantors’ existing and future subordinated indebtedness, if any. The exchange notes will not be guaranteed by certain of the Issuer’s subsidiaries. In addition, any guarantee of the exchange notes by a Guarantor shall provide by its terms that it shall be automatically, permanently and unconditionally released and discharged, among other reasons, upon the release or discharge of the guarantee by such Guarantor of indebtedness under the Permanent Credit Facilities. The terms of the credit agreements governing the Permanent Credit Facilities, as in effect on the issue date of the exchange notes, will provide that each Guarantor will be permanently and unconditionally released and discharged from its guarantee of the Permanent Credit Facilities on the initial date (such date, the “Guarantor Release Date”) on or after the second anniversary of the Acquisition Closing Date (as defined therein) on which no default shall have occurred or be continuing and the issued ratings for the senior unsecured long-term debt of the Issuer that is not guaranteed or subject to other credit enhancement are either (x) BBB or better from Standard & Poor’s and Baa3 or better from Moody’s or (y) BBB- or better from Standard & Poor’s and Baa2 or better from Moody’s. Accordingly, we expect that the Guarantors would be permanently released and discharged from their guarantee of the exchange notes following the occurrence of the Guarantor Release Date. See “Description of the Exchange Notes—Guarantees.”

Accordingly, claims of holders of the exchange notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to the Issuer or its creditors, including the holders of the exchange notes.

As of June 28, 2014, the Issuer and the guarantors that will guarantee the exchange notes had outstanding indebtedness of approximately $3,227 million (excluding trade payables).

Payment on the exchange notes, including under the guarantees, will be effectively subordinated to claims of secured creditors.

The exchange notes will be the Issuer’s unsecured general obligations. Accordingly, any of the Issuer’s secured creditors will have claims that are superior to the claims of holders of the exchange notes to the extent of the value of the assets securing that other indebtedness. Similarly, the guarantees will effectively rank junior to any secured debt of the Guarantors to the extent of the value of the assets securing the debt. In the event of any distribution or payment of the Issuer’s or the Guarantors’ assets in any foreclosure, dissolution, winding-up, liquidation, examination, reorganization or other bankruptcy proceeding, the Issuer’s creditors, or the secured creditors of the Guarantors, respectively, will have a superior claim to their collateral. If any of the foregoing events occur, we cannot assure you that there will be sufficient assets to pay amounts due on the exchange notes. Holders of the exchange notes will participate ratably with all holders of the Issuer’s unsecured senior indebtedness, and with all of the Issuer’s other general senior creditors, based upon the respective amounts owed to each holder or creditor, in the Issuer’s remaining assets. As a result, holders of exchange notes may receive less, ratably, than the Issuer’s secured creditors. As of June 28, 2014, we had no secured indebtedness outstanding.

The limited covenants in the indenture for the exchange notes and the terms of the exchange notes do not provide protection against some types of important corporate events and may not protect your investment.

The indenture for the exchange notes will not:

•	require the Issuer to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, and will not protect holders of the exchange notes in the event that the Issuer experiences significant adverse changes in its financial condition or results of operations;

•	limit the ability of the Issuer’s subsidiaries’ (including subsidiaries that will not be Guarantors of the exchange notes) to issue securities or otherwise incur indebtedness, which could (in the case of non-guarantor subsidiaries) rank structurally senior to the exchange notes;

•	limit the Issuer’s ability to incur indebtedness that is equal in right of payment to the exchange notes;

•	restrict the Issuer’s ability to repurchase or prepay its securities; or

•	restrict the Issuer’s ability to make investments or to repurchase or pay dividends or make other payments in respect of its common stock or other securities ranking junior to the exchange notes.

Furthermore, the indenture governing the exchange notes contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations that could substantially affect the Issuer’s capital structure and the value of the exchange notes.

The Issuer has financial and operating restrictions in its debt instruments that may have an adverse effect on its operations.

The Permanent Credit Facilities contain covenants that limit the Issuer’s ability to incur additional indebtedness, to create liens or other encumbrances, to make certain payments and investments, including dividend payments, and to sell or otherwise dispose of assets and merge or consolidate with other entities. The Issuer’s Permanent Credit Facilities also require it to meet certain financial ratios. Agreements the Issuer enters into in the future governing indebtedness could also contain significant financial and operating restrictions. A failure to comply with the obligations contained in the Issuer’s current or future credit facilities or indentures could result in an event of default or an acceleration of debt under other instruments that may contain cross-acceleration or cross-default provisions. The Issuer cannot be certain that it would have, or be able to obtain, sufficient funds to make these accelerated payments.

The Issuer may not have the ability to raise the funds necessary to finance the offer to repurchase the exchange notes upon a change of control triggering event.

Upon the occurrence of a change of control triggering event, the Issuer will be required to offer to repurchase all outstanding exchange notes at the purchase price described in this prospectus. See “Description of the Exchange Notes-Offer to Purchase Upon Change of Control Triggering Event.” The Issuer cannot assure you that the Issuer will have sufficient funds available to make any required repurchases of the exchange notes upon a change of control triggering event. In addition, the change of control that triggers the change of control triggering event may also result in a default under the Issuer’s Permanent Credit Facilities. Any failure to purchase tendered exchange notes would constitute a default under the indenture for the exchange notes. A default could result in the declaration of the principal and interest on all the exchange notes to be due and payable.

You may not be able to determine when a change of control triggering event has occurred.

The definition of change of control, which is a condition precedent to a change of control triggering event, includes a phrase relating to the sale, transfer, or conveyance of “all or substantially all” of the Issuer’s assets and the assets of its subsidiaries taken as a whole. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require the Issuer to repurchase your exchange notes as a result of a sale, transfer, or conveyance of less than all of its assets to another individual, group or entity may be uncertain.

As an Irish incorporated company, the Issuer (and each Irish incorporated company which becomes a guarantor) is subject to Irish insolvency law under which certain categories of preferential debts could be paid in priority to the claims of holders of the exchange notes upon liquidation.

As an Irish incorporated company, the Issuer (and each Irish incorporated company which becomes a guarantor) may be wound up under Irish law. On a liquidation of an Irish company, the claims of those holding certain categories of preferential debts will take priority over the claims of both secured and unsecured creditors; the claims of secured creditors will rank in priority after the claims of those categories of preferential creditors but before the claims of unsecured creditors. Such preferential debts would comprise, among other things, any amounts owed in respect of local rates and certain amounts owed to the Irish Revenue Commissioners for income/corporation/capital gains tax, value added tax, employee taxes, social security and pension scheme contributions and remuneration, salary and wages of employees and certain contractors and the expenses of liquidation and examinership (if any).

The holders of the exchange notes are unsecured creditors of the Issuer (or an Irish guarantor) and rank in priority after the claims of preferential creditors and secured creditors and on a pari passu basis with other unsecured creditors of the Issuer (or an Irish guarantor). As a consequence, the holders’ return on their exchange notes may be delayed or reduced and they may suffer a loss (including a total loss) on their investment in the event of a default or insolvency of the Issuer (or an Irish guarantor).

Section 286 of the Irish Companies Act, 1963 (as amended)

Under Irish company law, a liquidator of the Issuer (or an Irish guarantor) could apply to court to have set aside certain transactions entered into by the Issuer (or that Irish guarantor) before the commencement of liquidation. Section 286 of the Irish Companies Act, 1963(as amended) provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against a company which is unable to pay its debts as they become due, to any creditor, within six months of the commencement of a winding up of the company, with a view to giving such creditor (or any surety or guarantor of the debt due to such creditor) a preference over its other creditors shall, if the company is at the time of the commencement of the winding-up unable to pay its debts (taking into account the contingent and prospective liabilities), be deemed a fraudulent preference of its creditors and be invalid accordingly. Where the conveyance, mortgage, delivery of goods, payment, execution or other action is in favour of a connected person the six month period is extended to two years. In addition, any such act in favour of a connected person is deemed to be a fraudulent preference and invalid accordingly, unless the contrary is shown.

Section 139 of the Irish Companies Act, 1990

Under section 139 of the Irish Companies Act, 1990, if it can be shown on the application of a liquidator, creditor or contributory of a company which is being wound up to the satisfaction of the Irish High Court that any property of such company was disposed of and the effect of such a disposal was to “perpetrate a fraud” on the company, its creditors or members, the Irish High Court may, if it deems it just and equitable, order any person who appears to have “use, control or possession” of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the Irish High Court sees fit. In deciding whether it is just and equitable to make an order under section 139, the Irish High Court must have regard to the rights of persons who have bona fide and for value acquired an interest in the property the subject of the application.

Examinership

Examinership is a court procedure available under the Irish Companies (Amendment) Act, 1990, as amended, to facilitate the survival of Irish companies in financial difficulties. An Irish company which is in financial difficulties, its directors, its shareholders holding, at the date of presentation of the petition, not less than one-tenth of its voting share capital, or a contingent, prospective or actual creditor, are each entitled to petition the Irish High Court for the appointment of an examiner. During the period of examinership, the relevant company is under court protection and rights of creditors are suspended so that no enforcement action or other legal proceedings can be commenced against such company without the approval of the examiner or the relevant Irish court, as the case may be. In particular, the rights of secured creditors are largely suspended and, accordingly, if an examiner is appointed to the Issuer prior to consummation of the Transactions/Special Mandatory Redemption, the holders of the exchange notes would be precluded from enforcing the Noteholders’ security interest.

Furthermore, the subject company cannot make any payment by way of satisfaction or discharge of the whole or a part of any liability incurred by it before presentation of a petition except in certain strictly defined circumstances. The examiner, once appointed, has the power, in certain circumstances, to avoid a negative pledge given by the company prior to this appointment and to sell assets the subject of a fixed charge. During the period of protection, the examiner will compile proposals for a compromise or scheme of arrangement to assist in the survival of the company or the whole or any part of its undertaking as a going concern. A scheme of arrangement may be approved by the Irish High Court if at least one class of creditors, whose interests are impaired under the proposals, has voted in favour of the proposals and the Irish High Court is satisfied that such proposals are fair and equitable in relation to any class of members or creditors who have not accepted the proposals and whose interests would be impaired by the implementation of the scheme of arrangement and the proposals are not unfairly prejudicial to any interested party.

If, for any reason, an examiner was appointed to the Issuer (or any Irish guarantor) while any amounts due by the Issuer under the exchange notes were unpaid, it is likely that secured and unsecured creditors would form separate classes of creditors. The primary risks to the holders of the exchange notes if an examiner was to be appointed to the Issuer (or any Irish guarantor) are as follows:

(i) the Trustee, on behalf of the holders of the exchange notes, would not be able to take proceeding to enforce rights under the Issuer (or against an Irish guarantor) during the period of examinership;

(ii) a scheme of arrangement may be approved involving the writing down of the debt due by the Issuer (or any Irish guarantor) to the holders of the exchange notes irrespective of their views, whether such debt was secured by the Noteholders’ Security or not;

(iii) an examiner may seek to set aside any negative pledge given by the Issuer (or any Irish guarantor) prohibiting the creation of security or the incurring of borrowings by the Issuer (or such Irish guarantor) to enable the examiner to borrow to fund the Issuer (or such Irish guarantor) during the protection period; and

(iv) in the event that a scheme of arrangement is not approved and the Issuer (or such Irish guarantor) subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of the Issuer (or such Irish guarantor) and approved by the Irish High Court) and the claims of certain other creditors referred to above (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by the Issuer (or such Irish guarantor) to the holders of the exchange notes.

Furthermore, the Irish High Court may order that an examiner shall have any of the powers of a liquidator appointed by the Irish High Court would have, which could include the power to apply to have transactions set aside under section 286 of the Irish Companies Act, 1963 (as amended) or section 139 of the Irish Companies Act, 1990.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from Guarantors.

The Guarantors’ creditors could challenge the issuance of the guarantees as fraudulent conveyances or on other grounds. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, insolvency, fraudulent transfer or similar laws, the delivery of the guarantees could be found to be a fraudulent transfer and declared void. In the case of U.S. federal bankruptcy laws, if a court determined that the applicable Guarantor, at the time it incurred the indebtedness evidenced by its guarantee, as applicable, (1) delivered the guarantee with the intent to hinder, delay or defraud its existing or future creditors; or (2) received less than reasonably equivalent value or did not receive fair consideration for the delivery of the guarantee, and any of the following three conditions apply:

•	such Guarantor was insolvent or rendered insolvent by reason of issuing or delivering the guarantee;

•	such Guarantor was engaged in a business or transaction for which the Guarantor’s remaining assets constituted unreasonably small capital; or

•	such Guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay such debts at maturity.

In addition, any payment by such Guarantor pursuant to its guarantee could be voided and required to be returned to the Guarantor, or to a fund for the benefit of the creditors of the Guarantor. In any such case, the right of noteholders to receive payments in respect of the exchange notes from any such Guarantor would be effectively subordinated to all indebtedness and other liabilities of that Guarantor.

The indenture governing the exchange notes will limit the liability of each Guarantor on its guarantee to the maximum amount that such Guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer or conveyance. The Issuer cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the exchange notes in full when due.

If a court declares the guarantees to be void, or if the guarantees must be limited or voided in accordance with their terms, any claim a noteholder may make against the applicable Guarantors for amounts payable on the exchange notes would be subordinated to the indebtedness of such Guarantors, including trade payables. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a Guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

The credit ratings assigned to the exchange notes may not reflect all risks of an investment in the exchange notes.

The credit ratings assigned to the exchange notes reflect the rating agencies’ assessments of the Issuer’s ability to make payments on the exchange notes when due. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value of the exchange notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the exchange notes.

If an active trading market does not develop for the exchange notes, you may be unable to sell the new notes or to sell them at a price you deem sufficient.

The exchange notes will be securities for which there is no established trading market. While the Issuer intends to apply to the Irish Stock Exchange for the exchange notes to be admitted to the Official List and to trading on its Global Exchange Market, there can be no assurance that the exchange notes will be admitted to listing or trading or, if listed, a market for the exchange notes will develop on such exchange. The Issuer gives no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their exchange notes; or

•	the price at which holders would be able to sell their exchange notes.

Even if a trading market develops, the exchange notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

•	prevailing interest rates;

•	the number of holders of the exchange notes;

•	the interest of securities dealers in making a market for the exchange notes;

•	the market for similar debt securities; and

•	the Company’s financial performance.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense and the portion of rent expense that management believes is representative of the interest component of rental expense.

	Predecessor				Successor
	Year Ended				Year Ended
	6/26/10	6/25/11	6/30/12	6/29/13	6/28/14
Ratio of Earnings to Fixed Charges	9.7x	9.8x	8.1x	8.7x	3.3x

THE EXCHANGE OFFER

In this subsection, “we”, “us”, and “our” refer only to Perrigo Company plc, a public limited company incorporated under the laws of Ireland, as issuer of the notes, exclusive of its subsidiaries.

Terms of the Exchange Offer

We are offering to exchange our exchange notes for a like aggregate principal amount of our initial notes.

The exchange notes that we propose to issue in this exchange offer will be substantially identical to our initial notes except that, unlike our initial notes, the exchange notes will have no transfer restrictions or registration rights. You should read the description of the exchange notes in the section in this prospectus entitled “Description of Exchange Notes.”

We reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase initial notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer.

Expiration Date; Extensions; Amendments; Termination

This exchange offer will expire at 5:00 p.m., New York City time, on                     , 2014, unless we extend it in our reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Exchange Act.

We expressly reserve the right to extend or terminate this exchange offer and not accept any initial notes that we have not previously accepted if any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied or waived by us. Consequently, in the event we extend the period the exchange offer is open, we may delay acceptance of any initial notes. We will notify the exchange agent of any extension or delay by oral notice promptly confirmed in writing or by written notice. We will also notify the holders of the initial notes by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise.

We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our initial notes of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

Procedures for Tendering Initial Notes

Proper Execution and Delivery of Letters of Transmittal

To tender your initial notes in this exchange offer, you must use one of the three alternative procedures described below:

(1) Regular delivery procedure: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the initial notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

(2) Book-entry delivery procedure: Send a timely confirmation of a book-entry transfer of your initial notes, if this procedure is available, into the exchange agent’s account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under “—Book-Entry Delivery Procedure” below, on or before 5:00 p.m., New York City time, on the expiration date.

(3) Guaranteed delivery procedure: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under “—Guaranteed Delivery Procedure” below.

The method of delivery of the initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your initial notes on your behalf.

Only a holder of initial notes may tender initial notes in this exchange offer. A holder is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact that registered holder promptly and instruct that registered holder to tender your notes on your behalf. If you wish to tender your initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

(1) a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

(2) a commercial bank or trust company having an office or correspondent in the United States; or

(3) an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the initial notes are tendered:

(a) by a registered holder or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant’s account at The Depository Trust Company; or

(b) for the account of a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act.

If the letter of transmittal or any bond powers are signed by:

(1) the recordholder(s) of the initial notes tendered: the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever.

(2) a participant in The Depository Trust Company: the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

(3) a person other than the registered holder of any initial notes: these initial notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the initial notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes.

(4) trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: these persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

To tender your initial notes in this exchange offer, you must make the following representations:

(1) you are authorized to tender, sell, assign and transfer the initial notes tendered and to acquire exchange notes issuable upon the exchange of such tendered initial notes, and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

(2) any exchange notes acquired by you pursuant to the exchange offer are being acquired in the ordinary course of business, whether or not you are the holder;

(3) you or any other person who receives exchange notes, whether or not such person is the holder of the exchange notes, has no arrangement or understanding with any person to participate in a distribution of such exchange notes within the meaning of the Securities Act and is not participating in, and does not intend to participate in, the distribution of such exchange notes within the meaning of the Securities Act;

(4) you or such other person who receives exchange notes, whether or not such person is the holder of the exchange notes, is not an “affiliate,” as defined in Rule 405 of the Securities Act, of ours, or if you or such other person is an affiliate, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(5) if you are not a broker-dealer, you represent that you are not engaging in, and do not intend to engage in, a distribution of exchange notes; and

(6) if you are a broker-dealer that will receive exchange notes for your own account in exchange for initial notes, you represent that the initial notes to be exchanged for the exchange notes were acquired by you as a result of market-making or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

You must also warrant that the acceptance of any tendered initial notes by the issuers and the issuance of exchange notes in exchange therefor shall constitute performance in full by the issuers of its obligations under the registration rights agreement relating to the initial notes.

To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic

Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. An agent’s message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

Book-Entry Delivery Procedure

Any financial institution that is a participant in The Depository Trust Company’s systems may make book-entry deliveries of initial notes by causing The Depository Trust Company to transfer these initial notes into the exchange agent’s account at The Depository Trust Company in accordance with The Depository Trust Company’s procedures for transfer. To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automated Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. An agent’s message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participation has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the initial notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus.

A delivery of initial notes through a book-entry transfer into the exchange agent’s account at The Depository Trust Company will only be effective if an agent’s message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under “—Exchange Agent” on or before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedure

If you are a registered holder of initial notes and desire to tender your notes, and (1) these notes are not immediately available, (2) time will not permit your notes or other required documents to reach the exchange agent before the expiration date or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent’s message delivered, you may still tender in this exchange offer if:

(1) you tender through a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act;

(2) on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange trading days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent’s message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

(3) the certificates for all your tendered initial notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

Your tender of initial notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent’s account at The Depository Trust Company with an agent’s message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel’s opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes with the exception of conditions to this exchange offer relating to the obligations of broker dealers, which we will not waive. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of initial notes. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived promptly following the expiration date.

If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all initial notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled “—Conditions to the Exchange Offer” below. For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

We will issue the exchange notes in exchange for the initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent’s account at The Depository Trust Company with an agent’s message, in each case, in form satisfactory to us and the exchange agent.

If any tendered initial notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, promptly after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the notes tendered. This proxy will be considered coupled with an interest in the tendered notes. This appointment will be effective only when, and to the extent that we accept your notes in this exchange offer. All prior proxies on these notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The initial notes will be validly tendered only if we are able to exercise full voting rights on the notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under “—Exchange Agent” and before acceptance of your tendered notes for exchange by us.

Any notice of withdrawal must:

(1) specify the name of the person having tendered the initial notes to be withdrawn;

(2) identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes;

(3) be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender;

(4) specify the name in which any of these initial notes are to be registered, if this name is different from that of the person having tendered the initial notes to be withdrawn; and

(5) if applicable because the initial notes have been tendered through the book-entry procedure, specify the name and number of the participant’s account at The Depository Trust Company to be credited, if different than that of the person having tendered the initial notes to be withdrawn.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

The exchange agent will return without cost to their holders all initial notes that have been tendered for exchange and are not exchanged for any reason, promptly after withdrawal, rejection of tender or expiration or termination of this exchange offer.

You may retender properly withdrawn initial notes in this exchange offer by following one of the procedures described under “—Procedures for Tendering Initial Notes” above at any time on or before the expiration date.

Conditions to the Exchange Offer

We will not be required to complete this exchange offer if the exchange offer violates applicable law or any applicable interpretation of the staff of the SEC.

In addition, we will not accept for exchange any initial notes tendered, and no exchange notes will be issued in exchange for any of those initial notes, if at the time the notes are tendered any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

(1) refuse to accept and return to their holders any initial notes that have been tendered;

(2) extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders; or

(3) waive any condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled “—Expiration Date; Extensions; Amendments; Termination.”

Accounting Treatment

We will record the exchange notes at the same carrying value as the initial notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes.

Exchange Agent

We have appointed Wells Fargo Bank, National Association as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

By Registered or Certified Mail:

Wells Fargo Bank, National Association

Corporate Trust Operation

MAC N9303-121

PO Box 1517

Minneapolis, MN 55480

By Regular Mail or Overnight Carrier:

Wells Fargo Bank, National Association

Corporate Trust Operation

MAC N9303-121

Sixth & Marquette Avenue

Minneapolis, MN 55479

By Regular Mail or Overnight Carrier:

Wells Fargo Bank, National Association

12th Floor—Northstar East Building

Corporate Trust Operations

608 Second Avenue South

Minneapolis, MN 55479

By Facsimile or Telephone:

Facsimile Transmission for Eligible Institutions only: (612) 667-6282

Information or Confirmation by Telephone: (800) 344-5128

Fees and Expenses

We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and for handling or forwarding tenders for exchange to their customers.

We will pay all transfer taxes, if any, applicable to the exchange of initial notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

(1) certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered;

(2) tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal; or

(3) a transfer tax is payable for any reason other than the exchange of the initial notes in this exchange offer.

If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes.

Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences

The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes in accordance with this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

In addition, except as set forth in this paragraph, you will not be able to obligate us to register the initial notes under the Securities Act. You will not be able to require us to register your initial notes under the Securities Act unless:

(1) you are prohibited by law or SEC policy from participating in the exchange offer;

(2) you may not resell the exchange notes you acquire in the exchange offer to the public without delivering a prospectus and that the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by you; or

(3) you are a broker-dealer and hold initial notes acquired directly from us or one of our affiliates,

in which case the registration rights agreement requires us to file a registration statement for a continuous offer in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this sentence.

After completion of the Exchange Offer, we will have no further obligation to provide for the registration under the Securities Act of any initial notes except in limited circumstances and we do not currently anticipate that we will register under the Securities Act any notes that remain outstanding after completion of the exchange offer.

Delivery of Prospectus

Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

DESCRIPTION OF EXCHANGE NOTES

General

On November 5, 2013, we issued 1.30% Senior Notes due 2016 (the “2016 notes”) in an initial aggregate principal amount of $500,000,000, 2.30% Senior Notes due 2018 (the “2018 notes”) in an initial aggregate principal amount of $600,000,000, 4.00% Senior Notes due 2023 (the “2023 notes”) in an initial aggregate principal amount of $800,000,000 and 5.30% Senior Notes due 2043 (the “2043 notes” and, together with the 2016 notes, the 2018 notes and the 2023 notes, the “notes”) under an Indenture dated as of November 8, 2013 among Perrigo Company plc, a public limited company organized under the laws of Ireland (the “Issuer”), the Current Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (as amended, modified or supplemented from time to time in accordance with its terms, the “Indenture”). The 2016 notes will mature on November 8, 2016. The 2018 notes will mature on November 8, 2018. The 2023 notes will mature on November 15, 2023. The 2043 notes will mature on November 15, 2043. For purposes of this description, the defined term “notes” refers to the initial notes and the exchange notes. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material terms of the notes and the Indenture. We urge you to read the notes and the Indenture because they, and not this description, define your rights as holders of the notes. Capitalized terms used in this “Description of the Exchange Notes” that are not defined in this prospectus have the meanings given to them in the Indenture. Copies of the notes and the Indenture have been filed with the SEC and appear elsewhere in the registration statement of which this prospectus forms a part.

References in this “Description of the Exchange Notes” to “we”, “us” and “our” refer to the Issuer, excluding its subsidiaries.

Any initial notes that remain outstanding after completion of the exchange offer, together with the notes issued in the exchange offer, will be treated as a single class of securities under the Indenture and will vote together as one class, including for purposes of amending the Indenture.

The terms of the notes are identical in all material respects to the initial notes except that upon completion of the exchange offer, the notes will be registered under the Securities Act of 1933 (the “Securities Act”) and free of any covenants regarding exchange registration rights.

We will issue the notes in book-entry form, in denominations of $200,000 and integral multiples of $1,000 in excess of $200,000. The notes will not be subject to any sinking fund and will not be convertible into or exchange for any of our equity interests.

We may, without the consent of the holders of the notes, issue additional debt securities having the same ranking and the same interest rate, maturity and other terms as the notes of a particular series in all respects (except for the issue date, issue price, if applicable, payment of interest accruing prior to the issue date of such additional debt securities or, if applicable, the first payment of interest following the issue date of such additional debt securities). Any such additional debt securities and the notes of such series will constitute a single series of notes under the Indenture; provided, that any additional debt securities that are not fungible for U.S. federal income tax purposes with the notes of such series shall be issued under a separate CUSIP number.

Ranking

The notes:

•	are the unsecured, senior obligations of the Issuer and rank equally with all of the Issuer’s other unsecured senior indebtedness;

•	are effectively subordinated to any existing or future secured obligations of the Issuer, to the extent of the value of the collateral securing such other obligations;

•	are senior in right of payment to any obligations of the Issuer that are by their terms expressly subordinated or junior in right of payment to the notes; and

•	are structurally subordinated to the obligations of the subsidiaries of the Issuer that do not guarantee the notes.

The guarantees of the notes:

•	are the senior obligations of each Guarantor;

•	rank equally in right of payment with any existing and future senior indebtedness of each Guarantor;

•	are senior in right of payment to any obligations of each Guarantor that are by their terms expressly subordinated or junior in right of payment to the guarantees of the notes; and

•	are effectively subordinated to any existing or future secured obligations of each Guarantor, to the extent of the value of the collateral securing such obligations.

Principal and Interest

2016 Notes

The 2016 notes will mature on November 8, 2016, bear interest at the annual rate of 1.30% and accrue interest from November 8, 2013 or from the most recent date to which interest has been paid or provided for. Interest is payable semi-annually, on May 8 and November 8, beginning on May 8, 2014, to each person in whose name the notes are registered at the close of business on each April 24 and October 24 (whether or not that date is a business day as that term is defined in the Indenture). We compute interest on the 2016 notes on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or maturity or redemption date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

2018 Notes

The 2018 notes will mature on November 8, 2018, bear interest at the annual rate of 2.30% and accrue interest from November 8, 2013 or from the most recent date to which interest has been paid or provided for. Interest is payable semi-annually, on May 8 and November 8, beginning on May 8, 2014, to each person in whose name the notes are registered at the close of business on each April 24 and October 24 (whether or not that date is a business day as that term is defined in the Indenture). We compute interest on the 2018 notes on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or maturity or redemption date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

2023 Notes

The 2023 notes will mature on November 15, 2023, bear interest at the annual rate of 4.00% and accrue interest from November 8, 2013 or from the most recent date to which interest has been paid or provided for. Interest is payable semi-annually, on May 15 and November 15, beginning on May 15, 2014, to each person in whose name the notes are registered at the close of business on each May 1 and November 1 (whether or not that date is a business day as that term is defined in the Indenture). We compute interest on the 2023 notes on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or maturity or redemption date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

2043 Notes

The 2043 notes will mature on November 15, 2043, bear interest at the annual rate of 5.30% and accrue interest from November 8, 2013 or from the most recent date to which interest has been paid or provided for.

Interest is payable semi-annually, on May 15 and November 15, beginning on May 15, 2014, to each person in whose name the notes are registered at the close of business on each May 1 and November 1 (whether or not that date is a business day as that term is defined in the Indenture). We compute interest on the 2043 notes on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or maturity or redemption date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

Guarantees

Payment of principal of, premium, if any, and interest, on the notes are guaranteed, jointly and severally, on an unsecured senior basis by the Guarantors (as defined below).

As of the date of the exchange offer, the notes are guaranteed by Habsont, Perrigo Company; L. Perrigo Company; PBM Nutritionals, LLC; PBM Products, LLC; PBM International Holdings, LLC; PBM Foods, LLC; PBM China Holdings, LLC; Paddock Laboratories, LLC; Perrigo New York, Inc.; Sergeant’s Pet Care Products, Inc.; Velcera, Inc.; FidoPharmBrands, LLC; FidoPharm, Inc; Meridian Animal Health, LLC; Perrigo Company of South Carolina, Inc.; Perrigo International, Inc.; Perrigo API USA, Inc.; Perrigo Diabetes Care LLC; Perrigo Pharmaceuticals Company; Perrigo Florida, Inc.; SPC Trademarks, LLC; Pet Logic, L.L.C.; LoradoChem, Inc.; Perrigo Sourcing Solutions, Inc.; Perrigo Sales Corporation; Perrigo Research & Development Company; P2C, Inc.; Perrigo Company of Tennessee Inc.; Cobrek Pharmaceuticals, Inc.; PBM Holdings, LLC; PBM Canada Holdings, LLC; Elan Corporation Limited; Elan Holdings Limited; Elan Pharma International Limited; Elan Regulatory Holdings Limited; Elan Science Five Limited; Keavy Finance Limited; and The Institute of Biopharmaceutics Limited (together, the “Current Guarantors”). In the future, each subsidiary of the Issuer that guarantees or is a borrower under the Permanent Credit Facilities will guarantee the notes, subject to release as described below. The Current Guarantors and any such future guarantor are referred to in this “Description of the Exchange Notes” as the “Guarantors.”

The obligations of each Guarantor under its guarantee of the notes will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law; this limitation, however, may not be effective to prevent such guarantee from constituting a fraudulent conveyance.

Any guarantee of the notes by a Guarantor shall provide by its terms that it shall be automatically, permanently and unconditionally released and discharged upon:

(1)        (a) the consummation of any transaction permitted under the Indenture (including a sale, transfer, disposition or distribution of such Guarantor to a Person that is not the Issuer or one of its Subsidiaries) resulting in such Guarantor ceasing to be a Subsidiary;

(b) upon the merger or consolidation of any Guarantor with and into the Issuer or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer;

(c) the release or discharge of the guarantee by such Guarantor of all outstanding indebtedness under the Permanent Credit Facilities; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the trustee an officer’s certificate of such Guarantor and the Issuer and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction or release and discharge have been complied with.

The terms of the credit agreements governing the Permanent Credit Facilities, as in effect on the issue date of the notes, provide that each Guarantor will be permanently and unconditionally released and discharged from its guarantee of the Permanent Credit Facilities on the initial date (such date, the “Guarantor Release Date”) (as defined in the Permanent Credit Facilities) on or after the second anniversary of the Escrow Release Date on which no default or event of default under the Permanent Credit Facilities shall have occurred or be continuing and the issued ratings for senior unsecured long-term debt of the Issuer that is not guaranteed or subject to other credit enhancement are either (x) BBB or better from S&P (as defined below) and Baa3 or better from Moody’s or (y) BBB- or better from S&P and Baa2 or better from Moody’s.

Payment and Paying Agents

We will pay interest to you if you are listed in the trustee’s records as the owner of the notes at the close of business on a particular day in advance of each due date for interest on the notes. Interest will be paid to you if you are listed as the owner even if you no longer own the notes on the interest due date. That particular day is called the “Regular Record Date”. See “—Principal and Interest.” Persons who are listed in the trustee’s records as the owners of the notes at the close of business on a particular day are referred to as “holders.”

We will deposit interest, principal and any other money due on the notes with the paying agent that we name in accordance with the terms of the Indenture. Wells Fargo Bank, National Association currently serves as the paying agent for the notes. We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Optional Redemption

All or a portion of the 2016 notes, the 2018 notes, the 2023 notes and the 2043 notes, as the case may be, may be redeemed at our option at any time or from time to time. The redemption price for the 2016 notes, the 2018 notes, the 2023 notes and the 2043 notes, as applicable, to be redeemed on any redemption date will be equal to the greater of the following amounts:

•	100% of the principal amount of the notes of that series being redeemed on the redemption date; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below), plus 10 basis points with respect to the 2016 notes, 15 basis points with respect to the 2018 notes, 20 basis points with respect to the 2023 notes and 25 basis points with respect to the 2043 notes, as determined by the applicable Independent Investment Banker (as defined below), plus, in each case, accrued and unpaid interest, on the applicable series of notes to the redemption date. Notwithstanding the foregoing, installments of interest on the applicable series of notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the applicable series of notes and the Indenture.

In addition, we will have the right to redeem in whole at any time or in part from time to time, at our option, the 2023 notes on or after August 15, 2023 (three months prior to their maturity date) and the 2043 notes on or after May 15, 2043 (six months prior to their maturity date), in each case, at a redemption price equal to 100% of the aggregate principal amount of the notes of the applicable series being redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable

Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the applicable series of notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable series of notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if we are provided fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers whom we appoint.

“Reference Treasury Dealer” means each of Barclays Capital Inc. and HSBC Securities (USA) Inc. and their respective successors and, at our option, additional Primary Treasury Dealers selected by us; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

Notice of any redemption will be mailed (or, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically) at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

If we choose to redeem less than all of the notes, the particular notes to be redeemed shall be selected by the trustee not more than 45 days prior to the redemption date. Subject to applicable DTC procedures or regulations, the trustee will select the notes to be redeemed by such method as the trustee shall deem appropriate.

Payment of Additional Amounts

All payments made by the Issuer or any Guarantor (each a “Payor”) on the notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1) any jurisdiction from or through which payment on the notes or any guarantee thereof is made, or any political subdivision of governmental authority thereof or therein having the power to tax; or

(2) any jurisdiction in which a Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made by a Payor with respect to the notes, including payments of principal, redemption price, interest or premium, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each holder of the notes, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being or having been a citizen, resident or national thereof or being or having been present or engaged in a trade or carrying on a business in, or having had a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such notes or enforcement of rights thereunder or under any guarantee thereof or the receipt of payments in respect thereof;

(2) any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of a holder of notes to comply with any certification, identification, information or other reporting requirement, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the holder is not resident in the Relevant Taxing Jurisdiction) (provided that at least 30 days prior to the first payment date with respect to which such withholding, deduction or imposition is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant holder at that time has been notified (in the manner contemplated by the Indenture) by the Payor or any other person through whom payment may be made of such certification, identification, information or other reporting requirement);

(3) any Taxes, to the extent such Taxes were imposed as a result of a note being presented for payment (where notes are legended notes in certificated form and presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had such note been presented during such 30 day period);

(4) any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, on the notes or under any guarantee thereof;

(5) any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(6) any Taxes withheld, deducted or imposed on a payment to an individual or a “residual entity” (as interpreted within the context of European Council Directive 2003/48/EC) that are required to be made pursuant to European Council Directive 2003/48/EC Directive or any other directive implementing the conclusions of the ECOFIN Council meeting on November 26 and 27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to such directive;

(7) any Taxes imposed on or with respect to a payment made to a holder of the notes who would have been able to avoid such imposition by presenting (where notes are legended notes in certificated form and presentation is required) the relevant note to another paying agent in a member state of the European Union;

(8) any Taxes imposed on or with respect to any payment by the Issuer or a Guarantor to the holder if such holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that Taxes would not have been imposed on such payment had such holder been the sole beneficial owner of such note; or

(9) any combination of items (1) through (8) above.

For purposes of this “Payment of Additional Amounts” section, the term holder shall include both a holder of notes and a beneficial owner of notes, as applicable. The Indenture provides that in the event the notes are held in global form, right to receive Additional Amounts shall be determined at the beneficial owner level.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Payor will furnish to the trustee (or to a holder upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, such certified copies to each holder. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the notes. Copies of such documentation will be available for inspection during ordinary business hours at the office of the trustee by the holders of the notes upon request and will be made available at the offices of the paying agent.

At least 30 days prior to each date on which any payment under or with respect to the notes or any guarantee thereof is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Payor will be obligated to pay Additional Amounts with respect to such payment, the Payor will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will furnish such other information necessary to enable the paying agent to pay such Additional Amounts to holders on the payment date. Each such officer’s certificate shall be relied upon until receipt of a further officer’s certificate addressing such matters.

The Indenture further provides that, if the Payor conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to deduct or withhold any amount on account of taxes imposed by such Additional Taxing Jurisdiction from payments under the notes or any guarantee thereof, as the case may be, which would not have been required to be so deducted or withheld but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply to such holders as if references in such provision to “Taxes” included taxes imposed by way of deduction or withholding by any such Additional Taxing Jurisdiction (or any political subdivision thereof or taxing authority therein).

Wherever in the Indenture, the notes, the guarantees or this “Description of the Exchange Notes” there are references in any context, to:

(1) the payment of principal,

(2) purchase prices in connection with a purchase of notes,

(3) interest, or

(4) any other amount payable on or with respect to the notes or any guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any notes or any other document or instrument referred to therein (other than a transfer of the notes), or the receipt of any payments with respect to the notes or any guarantee, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside any Relevant Taxing Jurisdiction or any jurisdiction in which a paying agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the notes, any guarantee thereof or any other such document or instrument following the occurrence of any event of default with respect to the notes.

The foregoing obligations will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Tax Redemption

The Issuer may redeem the notes of any series in whole, but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days’ notice to the holders of the applicable series of notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Issuer determines that, as a result of:

(1) any change in, or amendment to, any law or treaty (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(2) any amendment to or any change in the application, administration or interpretation of such laws, treaties, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Issuer, with respect to the notes or any Guarantor, with respect to its guarantee, as the case may be, is, or on the next interest payment date in respect of the notes would be, required to pay Additional Amounts.

Any Change in Tax Law must become effective on or after November 5, 2013. In the case of a successor of the Issuer that is not tax resident in the same jurisdiction as the Issuer or a successor of a Guarantor that is not tax resident in the same jurisdiction as such Guarantor, the Change in Tax Law must become effective after the date that such entity first makes payments on the notes. Notice of redemption for taxation reasons will be published in accordance with the procedures described above under “—Optional Redemption.” Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 60 days prior to the earliest date on which the Payor would be obliged to make such payment or withholding if a payment in respect of the notes or any guarantee were then due and (b) unless, at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of the notes pursuant to the foregoing, the Issuer will deliver to the trustee (a) an officer’s certificate to the effect that the obligation to pay Additional Amounts cannot be avoided by the Issuer taking reasonable measures available to it and stating that the Issuer is entitled to effect such redemption and (b) an opinion of an independent tax counsel, which tax counsel shall be reasonably satisfactory to the trustee, to the effect that the circumstances referred to above exist. The trustee will accept and shall be entitled to rely on such officer’s certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent described above, in which event such redemption will be conclusive and binding on the holders.

Offer to Purchase Upon Change of Control Triggering Event

If a change of control triggering event occurs with respect to a series of notes, unless we have exercised our option to redeem the applicable notes as described above, we will be required to make an offer (the “change of control offer”) to each holder of the notes of the applicable series as to which the change of control triggering event has occurred to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s applicable notes on the terms set forth in such notes. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest on the applicable notes repurchased to, but not including, the date of repurchase (the “change of control payment”). Within 30 days following any change of control triggering event or, at our option, prior to any change of control triggering event, but after public announcement of the transaction that constitutes or may constitute the change of control triggering event, a notice will be mailed (or, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically) to holders of the applicable notes and the trustee describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent (the “change of control payment date”). The notice will, if mailed or sent prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on the change of control triggering event occurring with respect to the applicable notes on or prior to the change of control payment date.

On the change of control payment date, we will, to the extent lawful:

•	accept for payment all applicable notes or portions of such notes properly tendered pursuant to the applicable change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of all such notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the applicable notes properly accepted together with an officer’s certificate stating the aggregate principal amount of the applicable notes or portions of such notes being repurchased and that all conditions precedent provided for in the Indenture to the change of control offer and to the repurchase by us of the applicable notes pursuant to the change of control offer have been met.

We will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all applicable notes properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations applicable to the repurchase of the notes. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.

If a change of control offer is made, there can be no assurance that we will have available funds sufficient to make the change of control payment for all of the notes that may be tendered for repurchase. See “Risk Factors—Risks Related to the Exchange Notes—The Issuer may not have the ability to raise the funds necessary to finance the offer to repurchase the exchange notes upon a change of control triggering event.”

For purposes of the change of control offer provisions of the notes, the following terms will be applicable:

“Change of control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our (or our Affiliate Transferee’s) voting stock or other voting stock into which our (or our Affiliate Transferee’s) voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our (or our Affiliate Transferee’s) assets and the assets of our (or our Affiliate Transferee’s) subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the Indenture), other than us or one of our (or our Affiliate Transferee’s) subsidiaries. Notwithstanding the foregoing, a transaction referenced in clause (1) of this definition will not be deemed to be a change of control if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. Notwithstanding the foregoing, a transaction referenced in clause (2) of this definition will not be deemed a change of control if (i) we become a direct or indirect wholly-owned subsidiary of a holding company, (ii) the transferee of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, is also a direct or indirect wholly-owned subsidiary of such holding company (such transferee, our “Affiliate Transferee”), (iii) such holding company provides a full and unconditional guarantee of the notes and (iv)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

“Change of control triggering event” means the occurrence of both a change of control and a rating event.

“Investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its ratings agency business.

“Rating agencies” means (1) each of Moody’s and S&P, and (2) if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating event” means the rating on such series of notes is lowered by each of the rating agencies and such series of notes is rated below an investment grade rating by each of the rating agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of such series of notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control and (2) public notice of our intention to effect a change of control, provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a rating event for purposes of the definition of change of control triggering event) if each rating agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at our or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control has occurred at the time of the rating event).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and any successor to its ratings agency business.

“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The definition of change of control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of such phrase under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase that holder’s notes as a result of the sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to one or more persons may be uncertain.

Covenants

Limitations on Liens

The Indenture provides that we will not and we will not permit any Restricted Subsidiary to create, incur, issue, assume or guarantee any Debt secured by a Lien upon or with respect to any Principal Property or on the capital stock of any Restricted Subsidiary unless:

•	we provide that the notes will be secured by such Lien equally and ratably with such other Debt; or

•	the aggregate amount of:

•	all of such secured Debt,

•	together with all Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time, with the exception of transactions which are not subject to the limitation described in “—Limitations on Sale and Lease-Back Transactions,”

does not exceed 15% of our Consolidated Net Tangible Assets.

This limitation does not apply to any Debt secured by:

•	any Lien existing on the date of the Indenture;

•	any Lien in our favor or in favor of any Restricted Subsidiary;

•	any Lien existing on any asset of any entity at the time such entity becomes a Restricted Subsidiary or at the time such entity is merged or consolidated with or into us or a Restricted Subsidiary, as long as such Lien does not attach to any of our or our Restricted Subsidiaries’ other assets;

•	any Lien on any asset which exists at the time of the acquisition of the asset;

•	any Lien on any asset or improvement to an asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or improving such asset, if such Lien attaches to such asset concurrently with or within 180 days after its acquisition or improvement and the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property, does not exceed the purchase price of such property or the cost of such improvement;

•	any Lien incurred in connection with pollution control, industrial revenue or any similar financing;

•	Liens imposed by law for taxes, fees, assessments or other governmental charges that are not delinquent or for which (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Issuer or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles or (b) the failure to make payment pending such contest could not reasonably be expected to result in a material adverse effect on the business, operations, affairs, financial condition, assets or properties of the Issuer and its Subsidiaries taken as a whole (such, a “Material Adverse Effect”);

•	any (i) minor survey exceptions, minor encumbrances, minor title defects or irregularities, easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and (ii) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business, that in each case do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Issuer or any Restricted Subsidiary;

•	any Liens, pledges or deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security and similar laws or regulations;

•	any Lien on any Debt of any joint ventures;

•	judgment Liens in respect of judgments for the payment of money aggregating to less than the greater of $75,000,000 and 3% of Consolidated Net Tangible Assets;

•	carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens, or property securing payment for services rendered in respect of such property, in each case that are imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or for which (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Issuer or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

•	any Liens or deposits incurred to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

•	statutory and contractual Liens in favor of landlords on real property leased by the Issuer or any Restricted Subsidiary, provided that the Issuer or such Restricted Subsidiary is current with respect to payment of all rent and other amounts due to such landlord under any lease of such real property, except where the failure to be current in payment would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect; or

•	any extension, renewal, substitution or replacement of any of the Liens not restricted under “—Limitations on Liens” if the principal amount of the Debt secured thereby is not increased and is not secured by any additional assets.

Limitations on Sale and Lease-Back Transactions

The Indenture provides that neither we nor any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction. Such limitation does not apply to any Sale and Lease-Back Transaction if:

•	we or such Restricted Subsidiary would be entitled to incur Debt secured by a Lien on the property to be leased as described under “—Limitations on Liens”;

•	such Sale and Lease-Back Transaction involves the taking back of a lease for a period of less than three years; or

•	within 180 days of the effective date of any such Sale and Lease-Back Transaction, we apply an amount equal to the greater of the net proceeds of the transaction and the fair market value of the property so leased to the retirement of Funded Debt, other than Funded Debt we were otherwise obligated to repay within such 180-day period, or to the acquisition of or investment in one or more Principal Properties.

Future Guarantors

Until the occurrence of the Guarantor Release Date, the Issuer will not permit any of its subsidiaries, other than a Guarantor, to incur or guarantee the payment of any indebtedness under the Permanent Credit Facilities unless:

(1)	such subsidiary within 60 days executes and delivers a supplemental indenture to the Indenture providing for a guarantee of the notes by such subsidiary; and

(2)	such subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other applicable rights against the Issuer as a result of any payment by such subsidiary under its guarantee of the notes.

The Issuer may elect, in its sole discretion, to cause any subsidiary that is not otherwise required to be a Guarantor to become a Guarantor. In addition, substantially concurrently with the delivery of the same to the Administrative Agent under the Permanent Credit Facilities, each Guarantor shall deliver to the Trustee a favorable Opinion of Counsel to such Guarantor and such other customary documentation as the Trustee may reasonably request.

Merger, Consolidation and Sale of Assets

The Indenture provides that we may consolidate or merge with or into any other corporation, limited liability company, limited partnership or other legal entity and we may sell, lease or convey all or substantially all of our assets to a legal entity organized and existing under the laws of the United States, any country in the European Union, the United Kingdom, Canada, Israel, Switzerland or any U.S. state, provided that the surviving entity (if other than us) formed by or resulting from any such consolidation or merger or which shall have received such assets shall assume, pursuant to a supplemental indenture, all of our obligations under the Indenture, the notes and the registration rights agreement, and the Issuer shall deliver an opinion of counsel to the trustee confirming that, subject to customary assumptions and exclusions, such assumption shall not cause holders of the notes to recognize income, gain or loss for U.S. federal income tax purposes with respect to their ownership of the notes solely as a result of such assumption.

Financial Reports

For so long as any of the notes remain outstanding and have not become freely tradeable without restrictions by non-affiliates of the Issuer pursuant to Rule 144 under the Securities Act or exchanged for notes registered under the Securities Act pursuant to the registration rights agreement, the Issuer will furnish to the holders of the notes and prospective investors, upon their request, with a copy to the trustee the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the same is available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or successor system). The Issuer will make the above information and reports available to securities analysts and prospective investors upon request.

Events of Default, Waiver and Notice

With respect to the notes of any series, an event of default with respect to the notes of such series is defined in the Indenture as being:

1.	default in payment of any interest on or any additional amounts payable in respect of the notes of such series which remains uncured for a period of 30 days;

2.	default in payment of principal (and premium, if any) on the notes of such series when due either at maturity, upon redemption, by declaration or otherwise;

3.	default in the payment of the purchase price of any notes of such series we are required to purchase as described under “Offer to Purchase Upon Change of Control Triggering Event”;

4.	our default in the performance or breach of any other covenant or warranty in respect of the notes of such series in the Indenture which shall not have been remedied for a period of 90 days after notice; and

5.	the taking of certain actions by us or a court relating to our bankruptcy, insolvency or reorganization.

Whether an event of default (other than an event of default specified in clause (5) above) has occurred will be determined on a series-by-series basis.

With respect to the notes of any series, the Indenture requires the trustee to give the holders of the notes of such series notice of a default known to it within 90 days unless the default is cured or waived. However, the Indenture will provide that the trustee may withhold notice to the holders of the notes of such series of any default with respect to the notes of such series (except in payment of principal of, or interest on, the notes of such series) if the trustee in good faith determines that it is in the interest of the holders of the notes of such series to do so.

With respect to the notes of any series, the Indenture also provides that if an event of default (other than an event of default specified in clause (5) above) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding notes of such series then may declare the principal amount of all the notes of such series and interest accrued thereon, to be due and payable immediately.

With respect to the notes of any series, upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the notes of such series) by the holders of a majority in principal amount of the outstanding notes of such series.

If an event of default under the Indenture specified in clause (5) above shall have occurred and is continuing, then the principal amount of all the outstanding notes will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

With respect to the notes of any series, the holders of a majority in principal amount of the outstanding notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series provided that such direction shall not be in conflict with any rule of law or the Indenture, shall not involve the trustee in any personal liability, and shall not be unduly prejudicial to the holders not taking part in such direction. If an event of default occurs and is continuing with respect to the notes of any series, then the trustee may in its discretion (and subject to the rights of the holders to direct remedies as described above) bring such judicial proceedings as the trustee shall deem necessary to protect and enforce the rights of the holders of the notes of such series under the Indenture.

With respect to the notes of any series, the Indenture provides that no holder of the notes of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture for the appointment of a receiver or trustee for any other remedy thereunder unless:

•	that holder has previously given the trustee written notice of a continuing event of default;

•	the holders of not less than 25% in principal amount of the outstanding notes of such series have made written request to the trustee to institute proceedings in respect of that event of default with respect to the notes of such series and have offered the trustee security or indemnity satisfactory to the trustee against costs, expenses and liabilities incurred in complying with such request; and

•	for 60 days after receipt of such notice, request and offer of security or indemnity, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding notes of such series.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. We are required to furnish to the trustee under the Indenture annually a statement as to performance or fulfillment of our obligations under the Indenture and as to any default in such performance or fulfillment.

Modification, Amendment and Waiver

Together with the trustee, we may, when authorized by our board of directors, modify the Indenture with respect to the notes of any series without the consent of the holders of the notes of such series for limited purposes, including, but not limited to, adding to our covenants or events of default, curing ambiguities or correcting any defective provisions with respect to the notes of such series.

Except as described in the prior sentence, the Indenture provides that we and the trustee may modify and amend the Indenture with respect to the notes of any series with the consent of the holders of a majority in principal amount of the outstanding notes of such series affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding note of such series affected by the modification or amendment:

•	change the stated maturity of the principal of, or any installment of interest on or any additional amounts payable with respect to, the notes of such series or change the redemption price;

•	reduce the principal amount of, or interest on, the notes of such series or reduce the amount of principal which could be declared due and payable prior to the stated maturity;

•	impair the right to enforce any payment on or after the stated maturity or redemption date;

•	change the place or currency of any payment of principal or interest on the notes of such series;

•	reduce the percentage in principal amount of the outstanding notes of such series, the consent of whose holders is required to modify or amend the Indenture;

•	reduce the percentage of outstanding notes of such series necessary to waive any past default to less than a majority;

•	modify the provisions in the Indenture relating to adding provisions or changing or eliminating provisions of the Indenture or modifying rights of holders of notes of such series to waive defaults under the Indenture; or

•	adversely affect the right to repayment of the notes of such series at the option of the holders.

Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding notes of such series of a series may waive past defaults under the Indenture with respect to the notes of such series.

Satisfaction and Discharge

We may be discharged from our obligations under the Indenture when all of the notes not previously delivered to the trustee for cancellation have either matured or will mature or be redeemed within one year and we deposit with the trustee enough cash or U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity date or redemption date of such notes. Such discharge is subject to terms contained in the Indenture.

Defeasance

With respect to the notes of any series, the term defeasance means the discharge of some or all of our obligations under the Indenture with respect to the notes of such series. If we deposit with the trustee funds or U.S. government securities, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent accountants, to make payments on the notes of such series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the notes of such series (“legal defeasance”); or

•	we will no longer have any obligation to comply with the restrictive covenants under the Indenture, and the related events of default will no longer apply to us (“covenant defeasance”) with respect to the notes of such series.

If we defease the notes of any series, the holders of the notes of such series will not be entitled to the benefits of the Indenture, except for our obligation to register the transfer or exchange of the notes of such series, replace stolen, lost or mutilated notes of such series or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the notes of such series will also survive. We will be required to deliver to the trustee an opinion of counsel confirming that, subject to customary assumptions and exclusions, the deposit and related defeasance would not cause the holders of the notes of such series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Consent to Creation of Distributable Reserves

The Indenture provides that each holder of a note by its acceptance thereof irrevocably consents, to the fullest extent permitted by applicable law, to the creation of distributable reserves by reducing some or all of the share premium of the Issuer resulting from the issuance of ordinary shares of the Issuer in connection with the scheme of arrangement pursuant to which the acquisition of Elan and Perrigo Company was consummated.

Governing Law; Jury Trial Waiver

The Indenture is governed by, and construed in accordance with, the laws of the State of New York. The Indenture provides that the Issuer, the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the notes or any transaction contemplated thereby.

Submission to Jurisdiction; Waiver of Immunity

In connection with any legal action or proceeding arising out of or relating to the notes or the Indenture, we agreed in the Indenture:

•	to submit to the jurisdiction of any U.S. federal or New York state court sitting in the City of New York, and any appellate court thereof;

•	that all claims in respect of such legal action or proceeding may be heard and determined in such U.S. federal or state court in the City of New York and waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of our place of residence or domicile; and

•	to appoint Corporation Service Company, with an office at 1180 Avenue of the Americas, Suite 210, New York, New York 10036, as process agent.

The process agent will receive, on our behalf, service of copies of the summons and complaint and any other process which may be served in any such legal action or proceeding brought in such U.S. federal or New York state court sitting in the City of New York. Service may be made by mailing or delivering a copy of such process to us, as the case may be, at the address specified above for the process agent.

A final judgment in any of the above legal actions or proceedings will be conclusive and may be enforced in other jurisdictions, in each case, to the extent permitted under the applicable laws of such jurisdiction.

In addition to the foregoing, the holders may serve legal process in any other manner permitted by applicable law. The above provisions do not limit the right of any holder to bring any action or proceeding against us or our properties in other courts where jurisdiction is independently established.

To the extent that we have or hereafter may acquire or have attributed to us any sovereign or other immunity under any law, we will agree in the Indenture to waive, to the fullest extent permitted by law, such immunity from jurisdiction or to service of process in respect of any legal suit, action or proceeding arising out of or relating to the indenture or the notes.

Currency Indemnity

The U.S. dollar is the sole currency of account and payment for all sums payable by us under or in connection with the notes, including damages. If, for the purposes of obtaining judgment in any court in any jurisdiction in connection with the notes, it becomes necessary to convert into a particular currency the amount due under or in connection with the notes, then conversion shall be made at the rate of exchange prevailing on the day the decision became enforceable (or if such day is not a business day, the next preceding business day) at the place where it was rendered. Our obligations under or in connection with the notes will be discharged only to the extent that the relevant holder is able to purchase in the London foreign exchange markets in accordance with normal banking procedures, on the date of the relevant receipt or recovery by it (or, if it is not practicable to make such purchase on such date, on the first date on which it is practicable to do so), U.S. dollars in the amount originally due to it (whether pursuant to any judgment or otherwise) with any other currency paid to that holder. If the holder cannot purchase U.S. dollars in the amount originally to be paid, we will indemnify the holder for any resulting loss or damage sustained by it and pay the difference. The holder, however, will agree that, if the amount of U.S. dollars purchased exceeds the amount originally to be paid to such holder, the holder will reimburse the excess to us. The holder will not be obligated to make this reimbursement if we are in default of our obligations under the notes. The indemnity undertaken by us in favor of the holders as described above will constitute an obligation separate and independent from the other obligations contained in the Indenture, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by the holder of any Note or the trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under or in connection with the Notes or under any judgment or order.

Trustee

Wells Fargo Bank, National Association serves as trustee, paying agent, and security registrar under the Indenture.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Definitions

“Attributable Debt” means the present value, determined as set forth in the Indenture, of the obligation of a lessee for rental payments for the remaining term of any lease.

“Consolidated Net Tangible Assets” means the total amount of our assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined, and excluding short term debt and the current portion of long term debt) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on our most recent consolidated balance sheet and determined on a consolidated basis in accordance with generally accepted accounting principles. Notwithstanding the foregoing, for purposes of calculating Consolidated Net Tangible Assets, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP that have been made by the Issuer or any of its subsidiaries subsequent to the date of the most recent consolidated balance sheet of the Issuer and on or prior to or simultaneously with the applicable date of calculation shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, mergers, consolidations and disposed operations had occurred on the date of such most recent consolidated balance sheet but shall not be required to give effect to any acquisition, disposition, merger, consolidation and disposed operation, or related series of acquisitions, dispositions, mergers, consolidations and disposed operations in the ordinary course of business or that individually or in the aggregate do not exceed $50,000,000 per transaction.

“Debt” of any Person means, without duplication, (a) any notes, bonds, debentures or similar evidences of indebtedness for money borrowed and (b) any guarantees thereof.

“Equity Interests” means the shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Funded Debt” means all Debt which (i) has a final maturity, or a maturity renewable or extendable at the option of the issuer, more than one year after the date as of which Funded Debt is to be determined and (ii) ranks at least equally with the notes.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are in effect from time to time, it being understood that, for purposes of the Indenture, all references to codified accounting standards specifically named in the Indenture shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP. At any time after the Issue Date, the Issuer may elect, for all purposes of the Indenture, to apply IFRS accounting principles (or any successor, replacement, amended or updated accounting principles to IFRS that are then in effect in the Issuer’s jurisdiction of organization) in lieu of GAAP, and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect from time to time (or such successor, replacement, amended or updated accounting principles); provided that (1) from and after such election, all financial statements and reports required to be provided pursuant to the Indenture (and all financial statements and reports required to be filed with the Securities and Exchange Commission or that are otherwise provided to shareholders) shall be prepared on the basis of IFRS (or such successor, replacement, amended or updated accounting principles), (2) from and after such election, all ratios, computations and other determinations based on GAAP contained in the Indenture shall be computed in conformity with IFRS (or such successor, replacement, amended or updated accounting principles) with retroactive effect being given thereto assuming that such election had been made on the issue date of the notes and (3) all accounting terms and references in the Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS (or such successor, replacement, amended or updated accounting principles). The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes promptly after having made such election (and in any event, within 15 days thereof).

“Lien” means any mortgage, pledge, security interest or other lien or encumbrance.

“Permanent Credit Facilities” means (i) the term loan credit facility and other credit facilities under that certain credit agreement, dated September 6, 2013, among the Issuer, the lenders from time to time party thereto, Barclays Bank PLC, as Administrative Agent, HSBC Bank USA, N.A., as Syndication Agent, and the other agents party thereto from time to time and (ii) the revolving credit facility and other credit facilities under that certain revolving credit agreement, dated September 6, 2013, among the Issuer, the lenders from time to time party thereto, Barclays Bank PLC, as Administrative Agent, HSBC Bank USA, N.A., as Syndication Agent, and the other agents party thereto from time to time, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.

“Principal Property” means, as of any date, any building structure or other facility together with the underlying land and its fixtures, used primarily for manufacturing, processing, research, warehousing, distribution or production and owned or leased or to be owned or leased by us or any Restricted Subsidiary, and in each case the gross book value of which as of such date exceeds 1.5% of our Consolidated Net Tangible Assets measured as of the end of the most recent quarter for which financial statements are available, other than any such land, building, structure or other facility or portion thereof which, in the opinion of our board of directors, is not of material importance to the business conducted by us and our subsidiaries, considered as one enterprise.

“Restricted Subsidiary” means any subsidiary organized in the United States or an entity which could secure the Notes offered hereby with Principal Property without there being adverse tax consequences to the Issuer or its subsidiaries.

“Sale and Lease-Back Transactions” means any arrangement with any person providing for the leasing by us or a Restricted Subsidiary of any Principal Property that we or such Restricted Subsidiaries have sold or transferred or are about to sell or transfer to such person. However, the definition does not include transactions between us and a Restricted Subsidiary.

“Subsidiary” or “subsidiary” means any corporation or other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Issuer (or if such term is used with reference to any other Person, by such other Person).

DESCRIPTION OF OTHER INDEBTEDNESS

Bank Loan Facilities

On September 6, 2013, the Company entered into a $1.0 billion Term Loan Agreement (the “Term Loan”) and a $600.0 million Revolving Credit Agreement (the “Revolver”) with Barclays Bank PLC as Administration Agent, HSBC Bank USA, N.A. as Syndication Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. as Documentation Agents and certain other participant banks (together, the “Permanent Credit Agreements”). The Term Loan consists of a $300.0 million tranche maturing December 18, 2015 and a $700.0 million tranche maturing December 18, 2018. Both tranches were drawn in full on December 18, 2013. As of June 28, 2014 the Company has paid $70 million on the $700.0 million tranche. No drawings were outstanding under the Revolver as of June 28, 2014. Obligations of the Company under the Permanent Credit Facilities are guaranteed by Perrigo Company, certain U.S. subsidiaries of Perrigo Company, Elan, and certain Irish subsidiaries of Elan. Amounts outstanding under each of the Permanent Credit Agreements will bear interest at the Company’s option (a) at the alternative base rate or (b) the eurodollar rate plus, in either case, applicable margins as set forth in the Permanent Credit Agreements.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material United States federal income tax consequences relating to the exchange of initial notes for exchange notes in the exchange offer. This summary is based on United States federal income tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this prospectus. Subsequent developments in United States federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income tax consequences of the exchange of initial notes for exchange notes in the exchange offer. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the matters summarized below, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of initial notes for exchange notes in the exchange offer or that any such position would not be sustained.

This summary does not discuss all of the aspects of United States federal income taxation that may be relevant to you in light of your particular investment or other circumstances, or to holders subject to special provisions of United States federal tax law (such as dealers in securities or currencies, traders in securities, persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security, persons subject to the alternative minimum tax, United States expatriates, financial institutions, insurance companies, controlled foreign corporations and passive foreign investment companies, and shareholders of such corporations, regulated investment companies, real estate investment trusts, entities that are tax-exempt for United States federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts and pass-through entities, including entities and arrangements classified as partnerships for United States federal tax purposes, and beneficial owners of pass-through entities). This summary applies only to a beneficial owner of a note who holds the note as a capital asset within the meaning of the Code (generally, property held for investment). This summary does not discuss any state, local or non-U.S. income or other tax consequences.

The exchange of initial notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. Your tax basis in your exchange notes immediately after the exchange will be the same as your tax basis in your initial notes immediately before the exchange, and your holding period in your exchange notes will include your holding period for your initial notes exchanged therefor.

Before you exchange initial notes for exchange notes in the exchange offer, you should consult your own tax advisor regarding the particular United States federal, state, local and non-U.S. tax consequences of the exchange that may be applicable to you.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale until the earlier of 180 days after the closing of this exchange offer or the date on which each such broker-dealer has resold all exchange notes acquired by it in this exchange offer.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Until the earlier of 180 days after the closing of this exchange offer or the date on which each such broker-dealer has resold all exchange notes acquired by it in this exchange offer, we will promptly send additional copies of this prospecuts and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Pursuant to the registration rights agreement, we have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel for the holders of the notes) other than dealers’ and brokers’ discounts and commissions and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

BOOK-ENTRY, DELIVERY AND FORM

The certificates representing the notes will be issued in the form of one or more fully registered global notes without coupons (the “Global Note”) and will be deposited with, or with the trustee as custodian on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as the nominee of DTC.

Investors may elect to hold their interests in the Global Note through any of DTC, Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System. Except in limited circumstances, the notes will not be issuable in definitive form. Unless and until they are exchanged in whole or in part for the individual notes represented thereby, any interests in the Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor.

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Same-Day Settlement and Payment

All payments of principal and interest in respect of notes in book-entry form will be made by us in immediately available funds to the accounts specified by DTC.

Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing houses or next-day funds. In contrast, the notes will trade in DTC’s Same-Day Funds Settlement System until maturity, or earlier redemption or repayment, or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Notices

Any notices required to be given to the holders of the notes will be given to DTC.

LEGAL MATTERS

The validity of the exchange notes offered hereby and the guarantees thereof will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Certain matters with respect to Irish law will be passed upon for us by Dillon Eustace. Certain matters with respect to Michigan law will be passed upon for us by Warner, Norcross & Judd LLP. Certain matters with respect to Colorado law, Florida law, Nevada law, Tennessee law and Texas law will be passed upon for us by Todd W. Kingma, our Executive Vice President and General Counsel.

EXPERTS

The consolidated financial statements of Perrigo Company plc appearing in Perrigo Company plc’s Annual Report (Form 10-K) for the year ended June 28, 2014 (including schedules appearing therein) and the effectiveness of Perrigo Company, plc’s internal control over financial reporting as of June 28, 2014 (excluding the internal control over financial reporting of Elan Corporation, plc), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of internal controls over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Elan Corporation, plc from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and financial statement schedule of Elan Corporation, plc as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, have been incorporated by reference herein, in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review the registration statement, as well as our future SEC filings, by accessing the SEC’s Internet site at http://www.sec.gov. You may also retrieve our SEC filings at our Internet website at http://www.perrigo.com. The information contained on our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which is a part of the registration statement, omits certain information included in the registration statement and its exhibits. We are “incorporating by reference” into this prospectus certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to other documents separately filed with the SEC. This prospectus incorporates by reference the documents listed below and any future filings made by us with the SEC under the Exchange Act on or after the date of this prospectus and prior to termination of this exchange offer which specifically provide that they are incorporated by reference into this prospectus.

The following documents, which have been filed with the SEC, are hereby incorporated by reference into this prospectus:

•	Annual Report on Form 10-K of Perrigo Company plc for the fiscal year ended June 28, 2014 filed on August 14, 2014; and

•	Current Report on Form 8-K of Perrigo Company plc filed on August 15, 2014

We also incorporate by reference into this prospectus any future filing made by Perrigo Company plc with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or any other information “furnished” to the SEC, unless specifically stated otherwise) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus or the offering is otherwise terminated.

We encourage you to read the periodic and current reports of Perrigo Company plc, as they provide additional information about us that prudent investors find important. You may request a copy of these filings without charge by writing or telephoning us at the following address:

Perrigo Company plc

Treasury Building

Lower Grand Canal Street

Dublin 2

Ireland

+353-1-7094002

To ensure timely delivery, please make your request as soon as practicable and, in any event, no later than                     , 2014, which is five business days prior to the expiration of the exchange offer.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Subject to the provisions of and so far as may be admitted by the Companies Acts 1963 – 2012 (the “Companies Acts”), every director and the secretary of Perrigo Company plc shall be entitled to be indemnified by Perrigo Company plc against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of Perrigo Company plc and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court.

In addition, as far as is permissible under the Companies Acts, Perrigo Company plc shall indemnify any current or former executive officer of Perrigo Company plc (excluding any present or former directors of Perrigo Company plc or secretary of Perrigo Company plc), or any person who is serving or has served at the request of Perrigo Company plc as a director or executive officer of another company, joint venture, trust or other enterprise, including any Perrigo Company plc subsidiary (each individually, a “Covered Person”), against any expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was, is, or is threatened to be made a party, or is otherwise involved (a “proceeding”), by reason of the fact that he or she is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to Perrigo Company plc, or (b) such Covered Party’s conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of Perrigo Company plc.

The foregoing summaries are qualified in their entirety to the terms and provisions of such arrangements.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

See the Exhibit Index immediately following the signature pages included in this Registration Statement.

(b)	Financial Statement Schedules

We have omitted financial statement schedules because they are not required or are not applicable, or the required information is shown in the consolidated financial statements or the notes to the consolidated financial statements.

Item 22.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(B)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in effective registration statement; and

(C)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), (ii) or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dublin, Ireland, on August 15, 2014.

PERRIGO COMPANY PLC

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President, Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Perrigo Company plc to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President, Chief Executive Officer and Chairman (Principal Executive Officer)	August 15, 2014

/s/ Judy Brown Judy Brown	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	August 15, 2014

/s/ Laurie Brlas Laurie Brlas	Director	August 15, 2014

/s/ Gary Cohen Gary Cohen	Director	August 15, 2014

/s/ Jacqualyn Fouse Jacqualyn Fouse	Director	August 15, 2014

/s/ David Gibbons David Gibbons	Director	August 15, 2014

Signature	Title	Date

/s/ Ran Gottfried Ran Gottfried	Director	August 15, 2014

/s/ Ellen Hoffing Ellen Hoffing	Director	August 15, 2014

/s/ Michael Jandernoa Michael Jandernoa	Director	August 15, 2014

/s/ Gary Kunkle, Jr. Gary Kunkle, Jr.	Director	August 15, 2014

/s/ Herman Morris, Jr. Herman Morris, Jr.	Director	August 15, 2014

/s/ Joseph Papa Joseph Papa	Director	August 15, 2014

/s/ Ben-Zion Zilberfarb Ben-Zion Zilberfarb	Director	August 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dublin, Ireland, on August 15, 2014.

HABSONT

By:	/s/ Todd Kingma
	Name:	Todd Kingma
	Title:	Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Habsont to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	Principal Executive Officer	August 15, 2014

/s/ Todd Kingma Todd Kingma	Director	August 15, 2014

/s/ John Hendrickson John Hendrickson	Director	August 15, 2014

/s/ Judy Brown Judy Brown	Director (Principal Accounting and Financial Officer)	August 15, 2014

/s/ Lorraine Egan Lorraine Egan	Director	August 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PERRIGO COMPANY

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Perrigo Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer)	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer)	August 14, 2014

/s/ Tom Farrington Tom Farrington	Director	August 14, 2014

/s/ Todd Kingma Todd Kingma	Director	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

L. PERRIGO COMPANY

By:	/s/ Joseph Papa
	By:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable L. Perrigo Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer) and Director	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice (Principal Accounting and Financial Officer) and Director	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PBM NUTRITIONALS, LLC

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable PBM Nutritionals, LLC to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer)	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer)	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PBM PRODUCTS, LLC

By:	/s/ Joseph Papa
	By:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable PBM Products, LLC to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer)	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer)	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PBM INTERNATIONAL HOLDINGS, LLC

By:	/s/ Joseph Papa
	By:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable PBM International Holdings, LLC to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer)	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer)	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PBM FOODS, LLC

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable PBM Foods, LLC to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer)	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer)	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PBM CHINA HOLDINGS, LLC

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable PBM China Holdings, LLC to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer)	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer)	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PADDOCK LABORATORIES, LLC

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Paddock Laboratories, LLC to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer)	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer)	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PERRIGO NEW YORK, INC.

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Perrigo New York, Inc. to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer)	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer)	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

SERGEANT’S PET CARE PRODUCTS, INC.

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Sergeant’s Pet Care Products, Inc. to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer) and Director	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer) and Director	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

VELCERA, INC.

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Velcera, Inc. to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer) and Director	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer) and Director	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

FIDOPHARMBRANDS, LLC

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable FidoPharmBrands, LLC to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer) and Director	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer) and Director	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

FIDOPHARM, INC.

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable FidoPharm, Inc. to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer) and Director	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer) and Director	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

MERIDIAN ANIMAL HEALTH, LLC

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Meridian Animal Health, LLC to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer)	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer)	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PERRIGO COMPANY OF SOUTH CAROLINA, INC.

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Perrigo Company of South Carolina, Inc. to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer) and Director	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer) and Director	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PERRIGO INTERNATIONAL, INC.

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Perrigo International, Inc. to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer) and Director	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer) and Director	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PERRIGO API USA, INC.

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Perrigo API USA, Inc. to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer) and Director	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer) and Director	August 14, 2014

/s/ Sharon Kochan Sharon Kochan	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PERRIGO DIABETES CARE, LLC

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Perrigo Diabetes Care, LLC to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer)	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer)	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PERRIGO PHARMACEUTICALS COMPANY

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Perrigo Pharmaceuticals Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer) and Director	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer) and Director	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PERRIGO FLORIDA, INC.

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Perrigo Florida, Inc. to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer) and Director	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer) and Director	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

SPC TRADEMARKS, LLC

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable SPC Trademarks, LLC to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer)	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer)	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PET LOGIC, L.L.C.

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Pet Logic, L.L.C. to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer)	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer)	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

LORADOCHEM, INC.

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable LoradoChem, Inc. to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer) and Director	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer) and Director	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PERRIGO SOURCING SOLUTIONS, INC.

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Perrigo Sourcing Solutions, Inc. to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer) and Director	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer) and Director	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PERRIGO SALES CORPORATION

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Perrigo Sales Corporation to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer) and Director	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer) and Director	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PERRIGO RESEARCH & DEVELOPMENT COMPANY

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Perrigo Research & Development Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer) and Director	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer) and Director	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

P2C, INC.

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable P2C, Inc. to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer) and Director	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer) and Director	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PERRIGO COMPANY OF TENNESSEE INC.

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Perrigo Company of Tennessee Inc. to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer) and Director	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer) and Director	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

COBREK PHARMACEUTICALS, INC.

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Cobrek Pharmaceuticals, Inc. to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer) and Director	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer) and Director	August 14, 2014

/s/ John Hendrickson John Hendrickson	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PBM HOLDINGS, LLC

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable PBM Holdings, LLC to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer)	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer)	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allegan, State of Michigan, on August 14, 2014.

PBM CANADA HOLDINGS, LLC

By:	/s/ Joseph Papa
	Name:	Joseph Papa
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable PBM Canada Holdings, LLC to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	President (Principal Executive Officer)	August 14, 2014

/s/ Judy Brown Judy Brown	Executive Vice President (Principal Accounting and Financial Officer)	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dublin, Ireland, on August 14, 2014.

ELAN CORPORATION LIMITED

By:	/s/ Mary Sheahan
	Name:	Mary Sheahan
	Title:	Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Elan Corporation Limited to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	Principal Executive Officer	August 14, 2014

/s/ Judy Brown Judy Brown	Principal Accounting and Financial Officer	August 14, 2014

/s/ Mary Sheahan Mary Sheahan	Director	August 14, 2014

/s/ Conrad Mutschler Conrad Mutschler	Director	August 14, 2014

/s/ Robert Willis Robert Willis	Director	August 14, 2014

/s/ Conor Walshe Conor Walshe	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dublin, Ireland, on August 14, 2014.

ELAN HOLDINGS LIMITED

By:	/s/ Mary Sheahan
	Name:	Mary Sheahan
	Title:	Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Elan Holdings Limited to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	Principal Executive Officer	August 14, 2014

/s/ Judy Brown Judy Brown	Principal Accounting and Financial Officer	August 14, 2014

/s/ Mary Sheahan Mary Sheahan	Director	August 14, 2014

/s/ Conrad Mutschler Conrad Mutschler	Director	August 14, 2014

/s/ Robert Willis Robert Willis	Director	August 14, 2014

/s/ Conor Walshe Conor Walshe	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dublin, Ireland, on August 14, 2014.

ELAN PHARMA INTERNATIONAL LIMITED

By:	/s/ Mary Sheahan
	Name:	Mary Sheahan
	Title:	Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Elan Pharma International Limited to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	Principal Executive Officer	August 14, 2014

/s/ Judy Brown Judy Brown	Principal Accounting and Financial Officer	August 14, 2014

/s/ Mary Sheahan Mary Sheahan	Director	August 14, 2014

/s/ Conrad Mutschler Conrad Mutschler	Director	August 14, 2014

/s/ Robert Willis Robert Willis	Director	August 14, 2014

/s/ Conor Walshe Conor Walshe	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dublin, Ireland, on August 14, 2014.

ELAN REGULATORY HOLDINGS LIMITED

By:	/s/ Mary Sheahan
	Name:	Mary Sheahan
	Title:	Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Elan Regulatory Holdings Limited to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	Principal Executive Officer	August 14, 2014

/s/ Judy Brown Judy Brown	Principal Accounting and Financial Officer	August 14, 2014

/s/ Mary Sheahan Mary Sheahan	Director	August 14, 2014

/s/ Conrad Mutschler Conrad Mutschler	Director	August 14, 2014

/s/ Robert Willis Robert Willis	Director	August 14, 2014

/s/ Conor Walshe Conor Walshe	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dublin, Ireland, on August 14, 2014.

ELAN SCIENCE FIVE LIMITED

By:	/s/ Mary Sheahan
	Name:	Mary Sheahan
	Title:	Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Elan Science Five Limited to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	Principal Executive Officer	August 14, 2014

/s/ Judy Brown Judy Brown	Principal Accounting and Financial Officer	August 14, 2014

/s/ Mary Sheahan Mary Sheahan	Director	August 14, 2014

/s/ Conrad Mutschler Conrad Mutschler	Director	August 14, 2014

/s/ Robert Willis Robert Willis	Director	August 14, 2014

/s/ Conor Walshe Conor Walshe	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dublin, Ireland, on August 14, 2014.

KEAVY FINANCE LIMITED

By:	/s/ Mary Sheahan
	Name:	Mary Sheahan
	Title:	Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Keavy Finance Limited to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	Principal Executive Officer	August 14, 2014

/s/ Judy Brown Judy Brown	Principal Accounting and Financial Officer	August 14, 2014

/s/ Mary Sheahan Mary Sheahan	Director	August 14, 2014

/s/ Conrad Mutschler Conrad Mutschler	Director	August 14, 2014

/s/ Robert Willis Robert Willis	Director	August 14, 2014

/s/ Conor Walshe Conor Walshe	Director	August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dublin, Ireland, on August 14, 2014.

THE INSTITUTE OF BIOPHARMACEUTICS LIMITED

By:	/s/ Mary Sheahan
	Name:	Mary Sheahan
	Title:	Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Papa, Judy Brown and Todd Kingma, and each and any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities listed below and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable The Institute of Biopharmaceutics Limited to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement or any registration statement for this offering of securities that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Papa Joseph Papa	Principal Executive Officer	August 14, 2014

/s/ Judy Brown Judy Brown	Principal Accounting and Financial Officer	August 14, 2014

/s/ Mary Sheahan Mary Sheahan	Director	August 14, 2014

/s/ Conrad Mutschler Conrad Mutschler	Director	August 14, 2014

/s/ Robert Willis Robert Willis	Director	August 14, 2014

/s/ Conor Walshe Conor Walshe	Director	August 14, 2014

EXHIBIT INDEX

Exhibit Number	Description

2.1	Transaction Agreement, dated as of July 28, 2013, between Perrigo Company, Elan Corporation plc, Leopard Company, Habsont Limited and Perrigo Company plc (incorporated by reference to Exhibit 2.1 of Perrigo Company’s Current Report on Form 8-K filed on July 29, 2013)

3.1	Certificate of Incorporation of Perrigo Company plc (formerly known as Perrigo Company Limited) (incorporated by reference to Exhibit 4.1 of Perrigo Company plc’s Registration Statement on Form S-8 filed December 19, 2013).

3.2	Amended and Restated Memorandum and Articles of Association of Perrigo Company plc (formerly known as Perrigo Company Limited) (incorporated by reference to Exhibit 4.2 of Perrigo Company plc’s Registration Statement on Form S-8 filed December 19, 2013).

3.3	Memorandum and Articles of Association of Habsont

3.4	Restated Articles of Incorporation of Perrigo Company

3.5	Amended and Restated Bylaws of Perrigo Company

3.6	Articles of Incorporation of L. Perrigo Company

3.7	Amended and Restated Bylaws of L. Perrigo Company

3.8	Certificate of Formation of PBM Nutritionals, LLC

3.9	Amended and Restated Limited Liability Company Agreement of PBM Nutritionals, LLC

3.10	Certificate of Formation of PBM Products, LLC

3.11	Operating Agreement of PBM Products, LLC

3.12	Certificate of Formation of PBM International Holdings, LLC

3.13	Limited Liability Company Agreement of PBM International Holdings, LLC

3.14	Certificate of Formation of PBM Foods, LLC

3.15	Limited Liability Company Agreement of PBM Foods, LLC

3.16	Certificate of Formation of PBM China Holdings, LLC

3.17	Operating Agreement of PBM China Holdings, LLC

3.18	Certificate of Formation of Paddock Laboratories, LLC

3.19	Limited Liability Company Agreement of Paddock Laboratories, LLC

3.20	Articles of Incorporation of Perrigo New York, Inc.

3.21	Amended and Restated Bylaws of Perrigo New York, Inc.

3.22	Articles of Incorporation of Sergeant’s Pet Care Products, Inc.

3.23	Bylaws of Sergeant’s Pet Care Products, Inc.

3.24	Articles of Incorporation of Velcera, Inc.

3.25	Bylaws of Velcera, Inc.

3.26	Certificate of Formation of FidoPharmBrands, LLC

3.27	Operating Agreement of FidoPharmBrands, LLC

Exhibit Number	Description

3.28	Articles of Incorporation of FidoPharm, Inc.

3.29	Bylaws of FidoPharm, Inc.

3.30	Certificate of Formation of Meridian Animal Health, LLC

3.31	Operating Agreement of Meridian Animal Health, LLC

3.32	Articles of Incorporation of Perrigo Company of South Carolina, Inc.

3.33	Amended and Restated Bylaws of Perrigo Company of South Carolina, Inc.

3.34	Articles of Perrigo International, Inc.

3.35	Amended and Restated Bylaws of Perrigo International, Inc.

3.36	Articles of Incorporation of Perrigo API USA, Inc.

3.37	Bylaws of Perrigo API USA, Inc.

3.38	Certificate of Formation of Perrigo Diabetes Care, LLC

3.39	Limited Liability Company Agreement of Perrigo Diabetes Care, LLC

3.40	Articles of Incorporation of Perrigo Pharmaceuticals Company

3.41	Amended and Restated Bylaws of Perrigo Pharmaceuticals Company

3.42	Articles of Incorporation of Perrigo Florida, Inc.

3.43	Bylaws of Perrigo Florida, Inc.

3.44	Certificate of Formation of SPC Trademarks, LLC

3.45	Company Agreement of SPC Trademarks, LLC

3.46	Certificate of Formation of Pet Logic, L.L.C.

3.47	Limited Liability Company Agreement of Pet Logic, L.L.C.

3.48	Articles of Incorporation of LoradoChem, Inc.

3.49	Bylaws of LoradoChem, Inc.

3.50	Articles of Incorporation of Perrigo Sourcing Solutions, Inc.

3.51	Bylaws of Perrigo Sourcing Solutions, Inc.

3.52	Articles of Incorporation of Perrigo Sales Corporation

3.53	Amended and Restated Bylaws of Perrigo Sales Corporation

3.54	Articles of Incorporation of Perrigo Research & Development Company

3.55	Amended and Restated Bylaws of Perrigo Research & Development Company

3.56	Articles of Incorporation of P2C, Inc.

3.57	Bylaws of P2C, Inc.

3.58	Articles of Charter of Perrigo Company of Tennessee Inc.

3.59	Amended and Restated Bylaws of Perrigo Company of Tennessee Inc.

3.60	Articles of Incorporation of Cobrek Pharmaceuticals, Inc.

3.61	Bylaws of Cobrek Pharmaceuticals, Inc.

Exhibit Number	Description

3.62	Certificate of Formation of PBM Holdings, LLC

3.63	Limited Liability Company Agreement of PBM Holdings, LLC

3.64	Certificate of Formation of PBM Canada Holdings, LLC

3.65	Limited Liability Company Agreement of PBM Canada Holdings, LLC

3.66	Memorandum and Articles of Association of Elan Corporation Limited

3.67	Memorandum and Articles of Association of Elan Holdings Limited

3.68	Memorandum and Articles of Association of Elan Pharma International Limited

3.69	Memorandum and Articles of Association of Elan Regulatory Holdings Limited

3.70	Memorandum and Articles of Association of Elan Science Five Limited

3.71	Memorandum and Articles of Association of Keavy Finance Limited

3.72	Memorandum and Articles of Association of The Institute of Biopharmaceutics Limited

4.1	Indenture dated as of November 8, 2013, among the Issuer, the guarantors named therein and Wells Fargo Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 of Perrigo Company plc’s Current Report on Form 8-K filed on November 12, 2013).

4.1.1	First Supplemental Indenture, dated December 18, 2013 to the Indenture dated as of November 8, 2013, among the Issuer, the guarantors named therein and Wells Fargo Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 of Perrigo Company plc’s Current Report on Form 8-K filed on December 19, 2013).

4.1.2	Second Supplemental Indenture, dated February 14, 2014 to the Indenture dated as of November 8, 2013 among the Issuer, the guarantors named therein and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of Perrigo Company plc’s Current Report on Form 8-K filed on February 20, 2014).

4.2	Form of 1.30% Senior Notes due 2016 (included as part of Exhibit 4.1 above)

4.2.1	Form of 2.30% Senior Notes due 2018 (included as part of Exhibit 4.1 above)

4.2.2	Form of 4.00% Senior Notes due 2023 (included as part of Exhibit 4.1 above)

4.2.3	Form of 5.30% Senior Notes due 2043 (included as part of Exhibit 4.1 above)

4.3	Registration Rights Agreement dated as of November 8, 2013, among the Issuer, the guarantors named therein, Barclays Capital Inc. and HSBC Securities (USA) Inc., acting as representatives of the several initial purchasers named therein (incorporated by reference to Exhibit 4.2 of Perrigo Company plc’s Current Report on Form 8-K filed on November 12, 2013).

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

Exhibit Number	Description

5.2	Opinion of Dillon Eustace

5.3	Opinion of Warner, Norcross & Judd LLP

5.4	Opinion of Todd W. Kingma, Executive Vice President, General Counsel and Company Secretary to Perrigo Company plc

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young, independent registered public accounting firm for Perrigo Company plc

23.2	Consent of KPMG, independent registered public accounting firm for Elan Corporation, plc

23.3	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1)

23.4	Consent of Dillon Eustace (included in the opinion filed as Exhibit 5.2)

23.5	Consent of Warner, Norcross & Judd LLP (included in the opinion filed as Exhibit 5.3)

23.6	Consent of Todd W. Kingma, Executive Vice President, General Counsel and Company Secretary to Perrigo Company plc (included in the opinion filed as Exhibit 5.4)

24.1	Powers of Attorney (included on signature pages)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 with respect to the Indenture governing the 1.30% Senior Notes due 2016, 2.30% Senior Notes due 2018, 4.00% Senior Notes due 2023 and 5.30% Senior Notes due 2043.

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4	Form of Instructions to Registered Holders and DTC Participants

99.5	Form of Letter to Clients